   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 17, 2001
                                                      REGISTRATION NO. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 ---------------

                           RELIANT ENERGY REGCO, INC.
             (Exact Name of Registrant as Specified in its Charter)

            TEXAS                             4911                            APPLIED FOR
(State or Other Jurisdiction      (Primary Standard Industrial             (I.R.S. Employer
     of Incorporation or           Classification Code Number)          Identification Number)
        Organization)

                                 1111 LOUISIANA
                              HOUSTON, TEXAS 77002
                                 (713) 207-3000
                        (Address, including zip code, and
                   telephone number, including area code, of
                   registrant's principal executive offices)

                                 RUFUS S. SCOTT
                          ASSISTANT CORPORATE SECRETARY
                                 1111 LOUISIANA
                              HOUSTON, TEXAS 77002
                                 (713) 207-3000
                       (Name, address, including zip code,
                                       and
                                telephone number,
                        including area code, of agent for
                                    service)

                                   Copies to:

                                GERALD M. SPEDALE
                               BAKER BOTTS L.L.P.
                                  910 LOUISIANA
                                 ONE SHELL PLAZA
                            HOUSTON, TEXAS 77002-4995
                                 (713) 229-1234

                                 ---------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective and all other conditions under the Agreement and Plan of Merger included as Annex A to the enclosed joint proxy statement/prospectus have been satisfied or waived.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]


                         CALCULATION OF REGISTRATION FEE


     ============================================================================================================
                                                        PROPOSED MAXIMUM     PROPOSED MAXIMUM        AMOUNT OF
        TITLE OF EACH CLASS OF        AMOUNT TO BE       OFFERING PRICE          AGGREGATE          REGISTRATION
     SECURITIES TO BE REGISTERED     REGISTERED(1)          PER SHARE(2)     OFFERING PRICE(2)          FEE

     ------------------------------------------------------------------------------------------------------------

      Common Stock, without par
                value             298,013,261 shares         $29.95          $8,925,497,167       $2,231,375
     -----------------------------------------------------------------------------------------------------------

       Preferred Stock Purchase
              Rights(3)           298,013,261 rights           (4)                 (4)                 (4)
     ===========================================================================================================

(1) Represents the maximum number of shares of Common Stock issuable in connection with the merger described herein.

(2) Estimated in accordance with Rules 457(c) and 457(f)(1) under the Securities Act solely for the purpose of calculating the registration fee and based on the average of the high and low sale prices per share of Reliant Energy, Incorporated common stock on the New York Stock Exchange Composite Tape on September 10, 2001.

(3) Each share of Common Stock to be registered includes one associated Preferred Stock Purchase Right.

(4) No separate consideration is payable for the Preferred Stock Purchase Rights. Therefore, the registration fee for such securities is included in the registration fee for the Common Stock.

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

THE INFORMATION IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS NOT COMPLETE AND MAY BE SUBJECT TO CHANGE. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS JOINT PROXY STATEMENT/PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THESE ACTIVITIES ARE NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED SEPTEMBER 17, 2001

                                     [LOGO]

        PROPOSED HOLDING COMPANY FORMATION -- YOUR VOTE IS VERY IMPORTANT

         The board of directors of Reliant Energy, Incorporated has approved a restructuring in which Reliant Energy and its subsidiaries will become subsidiaries of a new holding company. This structure is designed to meet applicable regulatory requirements. To create the holding company, Reliant Energy will merge with an indirect wholly owned subsidiary. You are being asked to approve this merger, which is necessary to implement the holding company structure.

         In the merger, each outstanding share of Reliant Energy common stock will be automatically converted into one share of common stock of Reliant Energy Regco, Inc. Current holders of common stock of Reliant Energy will become shareholders of Regco, and Regco will indirectly own all of the common stock of Reliant Energy. The preferred stock of Reliant Energy will be redeemed prior to the special meeting. The preference stock of Reliant Energy will not be affected by the merger.

         We expect the Regco common stock will be listed on the New York Stock Exchange and the Chicago Stock Exchange under the symbol " ."

         The holding company formation cannot be completed without the approval of the merger by the holders of Reliant Energy's common stock. The board of directors of Reliant Energy unanimously recommends that the shareholders vote FOR approval of the merger required for the holding company formation. Regardless of the outcome of the vote, other aspects of the restructuring may proceed.

         This document provides you with detailed information about the holding company formation and the special meeting. You can also obtain financial and other information about Reliant Energy from documents filed with the Securities and Exchange Commission. We encourage you to carefully read this entire document and the documents incorporated by reference.

         The date, time and place of the special meeting are contained in the attached notice.


                                      R. Steve Letbetter
                                      Chairman of the Board,
                                      President and Chief Executive Officer
                                      Reliant Energy, Incorporated


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SHARES TO BE ISSUED IN THE MERGER OR DETERMINED IF THIS JOINT PROXY STATEMENT/PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


         This joint proxy statement/prospectus is dated          , 2001 and is
first being mailed to shareholders on or about         , 2001.

[LOGO]



                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS


Dear Shareholder:

         You are cordially invited to attend a special meeting of the shareholders of Reliant Energy, Incorporated. The meeting will be held in the AUDITORIUM OF RELIANT ENERGY PLAZA, 1111 LOUISIANA, HOUSTON, TEXAS, at 9:00 a.m.
Central time, on         ,         , 2001. At the meeting, shareholders will
be asked to approve the Agreement and Plan of Merger, dated as of          2001,
attached as Annex A to the accompanying joint proxy statement/prospectus, pursuant to which Reliant Energy Regco, Inc., a Texas corporation formed by Reliant Energy, will become the parent company of Reliant Energy and each share of Reliant Energy common stock will be automatically converted into one share of Regco common stock.

         Holders of record of outstanding shares of Reliant Energy stock at the
close of business on               , 2001 are entitled to receive notice of the
meeting. However, only holders of record of shares of Reliant Energy common
stock at the close of business on                 , 2001 are entitled to vote
at the meeting. Each share of common stock entitles the holder to one vote. Holders may vote by either attending the meeting or by proxy card. For specific voting information, please see "The Reliant Energy Special Meeting" on page . EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD.



                                            Sincerely,



                                            Hugh Rice Kelly
                                            Executive Vice President,
                                            General Counsel and
                                            Corporate Secretary

Dated and first mailed
to shareholders
on                         , 2001

    THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE. SEE "WHERE YOU CAN FIND MORE INFORMATION" BEGINNING ON PAGE 29 FOR A LISTING OF DOCUMENTS INCORPORATED BY REFERENCE. RELIANT ENERGY DOCUMENTS ARE AVAILABLE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, UPON REQUEST DIRECTED TO RELIANT ENERGY, INCORPORATED, INVESTOR SERVICES DEPARTMENT, SUITE 4468, P.O. BOX 4505, HOUSTON, TEXAS 77210, TELEPHONE (713) 207-3000. TO ENSURE TIMELY DELIVERY OF
THESE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY         , 2001. THE EXHIBITS TO
THESE DOCUMENTS WILL GENERALLY NOT BE MADE AVAILABLE UNLESS THEY ARE SPECIFICALLY INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS.

                                TABLE OF CONTENTS




QUESTIONS AND ANSWERS ABOUT THE HOLDING COMPANY FORMATION...1


SUMMARY.....................................................4

    The Special Meeting.....................................4
    The Companies...........................................4
    The Holding Company Formation...........................5

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION..7


THE SPECIAL MEETING.........................................8

    Time, Date and Place....................................8
    Matter for Consideration at the Special Meeting.........8
    Record Date; Voting Rights; Vote Required for Approval..8
    Proxies.................................................8

PROPOSAL TO APPROVE THE HOLDING COMPANY FORMATION..........10

    The Companies..........................................10
    Background.............................................10
    Reasons for the Holding Company Formation..............12
    Recommendation of the Board of Directors...............12
    Manner of Effecting the Holding Company
          Formation; Merger Agreement......................12
    Federal Income Tax Consequences........................13
    Treatment of Indebtedness..............................14
    Treatment of Preferred Stock...........................14
    Treatment of Preference Stock..........................14
    Dissenters' Rights.....................................15
    Regulatory Approvals Required..........................15
    Other Conditions; Termination..........................16
    Exchange of Stock Certificates.........................16
    Stock Exchange Listing and Trading.....................17
    Transfer Agent and Registrar...........................17
    Regco Dividend Policy..................................17
    Investor's Choice Plan.................................17
    Stock Based Employee Benefit Plans.....................17
    Directors and Officers of Regco........................17
    Regulation.............................................18
    Description of Regco Capital Stock.....................19
    Antitakeover Effects of Texas Laws and Regco
          Charter and Bylaw Provisions.....................21
    Distribution of Reliant Resources Common Stock.........25

COMPARISON OF RIGHTS OF REGCO AND
RELIANT ENERGY SHAREHOLDERS................................26


EXPERTS....................................................28


LEGAL MATTERS..............................................28


FUTURE SHAREHOLDER PROPOSALS...............................28


OTHER PROPOSALS............................................29


WHERE YOU CAN FIND MORE INFORMATION........................29


INDEX TO FINANCIAL STATEMENT..............................F-1

Annex A -       Agreement and Plan of Merger
Annex B -       Articles of Incorporation of Regco
Annex C -       Bylaws of Regco

            QUESTIONS AND ANSWERS ABOUT THE HOLDING COMPANY FORMATION

        The following questions and answers highlight selected information regarding the proposal to approve the merger required for the holding company formation. For a more complete discussion, you should carefully read this entire document, including the annexes and the other documents to which we have referred you in "Where You Can Find More Information" on page .


Q.       WHAT IS BEING PROPOSED?

A. The board of directors is proposing the formation of a holding company through a merger. Reliant Energy has formed a new corporation, Reliant Energy Regco, Inc., to become its holding company. The merger is the mechanical step necessary for Reliant Energy to become a subsidiary of the new holding company. After the merger, the new holding company will
         be named "                     ."

Q.       WHY IS THE BOARD OF DIRECTORS PROPOSING A HOLDING COMPANY STRUCTURE?

A. Formation of a holding company is part of a corporate restructuring plan that is designed to meet applicable regulatory requirements.

Q: WHAT WILL HAPPEN TO MY SHARES OF COMMON STOCK AS A RESULT OF THE HOLDING COMPANY FORMATION?

A. Each of your shares of Reliant Energy common stock will be converted into one share of Regco common stock. Each share of Regco common stock will have an associated preferred share purchase right similar to the preference share purchase rights you have with your Reliant Energy common stock. Regco common stock will be listed, subject to official notice of issuance, on the New York Stock Exchange and the Chicago
         Stock Exchange under the symbol "    ."

Q:       WHAT WILL THE HOLDING COMPANY STRUCTURE LOOK LIKE?

A. The following charts summarize Reliant Energy's current corporate structure and the proposed corporate structure for the holding company:


                                CURRENT STRUCTURE

[FLOW CHART DEPICTING RELIANT ENERGY AS PARENT OF REGCO AND OTHER SUBSIDIARIES]

                            HOLDING COMPANY STRUCTURE

[FLOW CHART DEPICTING REGCO AS PARENT OF RELIANT ENERGY AND OTHER SUBSIDIARIES]


Q:       WILL I HAVE DISSENTERS' RIGHTS?

A. Under Texas law, holders of Reliant Energy stock do not have dissenters' rights in connection with the holding company formation.

Q:       WHO ELSE MUST APPROVE THE HOLDING COMPANY FORMATION?

A. The SEC must approve matters relating to the Public Utility Holding Company Act of 1935 in connection with the holding company formation. The holding company formation is also subject to approval by the Louisiana Public Service Commission, the Federal Energy Regulatory Commission and the Nuclear Regulatory Commission. Some third parties must also approve the holding company formation pursuant to contracts between these third parties and Reliant Energy.

Q.       WHEN DO YOU EXPECT THE HOLDING COMPANY FORMATION TO BE COMPLETED?

A. Our goal is to complete the holding company formation as quickly as possible after all the conditions, including obtaining the approval of the merger agreement by our shareholders at the special meeting and receiving favorable rulings from the IRS, are fulfilled. We currently expect to complete the holding company formation by the end of the first quarter of 2002.

Q. IT SAYS ABOVE THAT THE HOLDING COMPANY FORMATION IS PART OF A RESTRUCTURING PLAN. WHAT ELSE IS INVOLVED IN THE PROPOSED RESTRUCTURING?

A. Reliant Energy has transferred a substantial portion of its unregulated businesses and its retail electric business to its subsidiary, Reliant Resources, Inc. In May 2001, Reliant Resources sold approximately 20% of its outstanding common stock in an initial public offering. Reliant Energy has announced its intention to distribute the remaining approximately 80% of the Reliant Resources stock to Reliant Energy's (or its successor's) shareholders, subject to receipt of a favorable IRS ruling and action by the board of directors. YOU ARE NOT BEING ASKED TO APPROVE THIS DISTRIBUTION OF RELIANT RESOURCES COMMON STOCK. SHAREHOLDER APPROVAL OF THE DISTRIBUTION IS NOT REQUIRED UNDER APPLICABLE LAW OR OTHERWISE.

         In this joint proxy statement/prospectus:

         o references to "we" or "us" or other similar terms mean Reliant Energy prior to the merger and Regco after the merger; and

         o we refer to the Agreement and Plan of Merger among Reliant Energy, Regco and Reliant Energy MergerCo, Inc. as the "merger agreement."

Q:       HOW WILL THE HOLDING COMPANY FORMATION AFFECT DIVIDENDS?

A. The holding company formation, taken by itself, will not affect the rate of dividends that shareholders receive from Regco as the successor to Reliant Energy. However, following the distribution of the common stock of Reliant Resources, Regco will have fewer assets than Reliant Energy has today, and the earnings of the subsidiaries and assets that were transferred to Reliant Resources will not be available for the payment of dividends on the Regco common stock. As a result, the cash dividends per share of Regco common stock are not expected to be as high as the cash dividends per share that Reliant Energy is now paying on its common stock. Future cash dividends will depend on the financial performance of Regco's subsidiaries, and on other factors as determined by Regco's board of directors in its discretion.

Q.       WHAT DO I NEED TO DO TO VOTE?

A. The special meeting will take place on , 2001. After carefully reading and considering the information contained in this document and the documents incorporated by reference, please indicate on the enclosed proxy card how you want to vote. Mail your signed proxy card in the enclosed return envelope as soon as possible, so that your shares may be represented at the special meeting.

Q.       WHAT VOTE DOES THE BOARD OF DIRECTORS RECOMMEND?

A. The board of directors unanimously recommends that shareholders vote FOR approval of the merger agreement.

Q.       WHAT SHOULD I DO IF I WANT TO CHANGE MY VOTE?

A. You can change your vote at any time before your proxy card is voted at the shareholder meeting. You can do this in one of three ways:

         o you can send a written notice stating that you would like to revoke your proxy;

         o        you can complete and submit a new proxy card; or

         o        you can attend the meeting and vote in person.

         However, your attendance alone will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow the procedure provided by your broker to change those instructions.

Q.       WHAT IF I PLAN TO ATTEND THE SHAREHOLDER MEETING IN PERSON?

A. We recommend that you send in your proxy anyway. You may still attend the meeting and vote in person.

Q. IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME WITHOUT MY INSTRUCTIONS?

A. We recommend that you contact your broker. Your broker can give you directions on how to instruct the broker to vote your shares. Your broker may not be able to vote your shares unless the broker receives appropriate instructions from you.

Q.       SHOULD I SEND IN MY SHARE CERTIFICATES?

A. No. After the completion of the holding company formation, the Reliant Energy common stock certificates will automatically represent the same number of shares of Regco common stock.

Q. WHOM DO I CALL IF I HAVE QUESTIONS ABOUT THE MEETING OR THE HOLDING COMPANY FORMATION?

A.
         ---------------------------------------------------------------------

         ---------------------------------------------------------------------
         1111 Louisiana
         Houston, Texas  77002
         Fax:
         Phone:

                                     SUMMARY

         This summary highlights selected information from this document. To understand the holding company formation proposal fully and for a more complete description of the legal terms of the related merger agreement, you should carefully read this entire document, including the annexes and the other documents to which we have referred you in "Where You Can Find More Information"
on page   .


                              THE SPECIAL MEETING

DATE, TIME AND PLACE OF THE
SPECIAL MEETING.............................      The meeting will be held on                 , 2001 at 9:00 a.m.
                                                  Central time, at the auditorium of Reliant Energy Plaza, 1111
                                                  Louisiana, Houston, Texas.

MATTER FOR CONSIDERATION AT
THE SPECIAL MEETING.........................      At the special meeting, shareholders will be asked to approve the merger agreement that provides for the holding company formation.

RECORD DATE.................................      Only holders of record of Reliant Energy common stock at the close
                                                  of business on                          , 2001 are entitled to vote
                                                  at the meeting.  On that date, there were       shares of Reliant
                                                  Energy common stock outstanding.  Holders of common stock are entitled to one vote for each share held.

VOTE REQUIRED...............................      Approval of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of common stock.

DISSENTER'S RIGHTS..........................      Under Texas law, shareholders will not be entitled to dissenters'
                                                  rights in connection with the holding company formation.

                                 THE COMPANIES

RELIANT ENERGY, INCORPORATED
1111 LOUISIANA
HOUSTON, TEXAS  77002
(713) 207-3000..............................      Reliant Energy is a diversified international energy services and energy delivery company.  After the holding company formation,
                                                  Reliant Energy will transfer certain assets and the stock of its subsidiaries (other than its financing subsidiaries which will remain subsidiaries of Reliant Energy) to subsidiaries of Regco.  As an indirect wholly owned subsidiary of Regco, Reliant Energy will engage in the transmission and distribution of electric energy under
                                                  the name of                          .

RELIANT ENERGY REGCO, INC.
1111 LOUISIANA
HOUSTON, TEXAS  77002
(713) 207-3000..............................      Regco is a newly formed corporation that has not, to date, conducted any activities other than those incident to its formation, the matters contemplated by the merger agreement and the preparation of this joint proxy statement/prospectus.

                         THE HOLDING COMPANY FORMATION


BACKGROUND AND REASONS FOR THE
HOLDING COMPANY FORMATION...................      In June 1999, the Texas Electric Choice Plan was signed into law.
                                                  The law requires, among other things, the separation of the generation, transmission and distribution and retail functions of electric utilities in Texas into three different units.  In order to comply with the law, Reliant Energy proposed, and the Public Utility
                                                  Commission of Texas approved, a restructuring which would separate
                                                  Reliant Energy's operations into two publicly traded corporations.
                                                  The holding company formation through the merger is an integral part of this restructuring.

USE OF THE MERGER TO FORM THE HOLDING
COMPANY.....................................      As a mechanical means of forming the holding company, Reliant Energy will merge with Reliant Energy MergerCo, Inc., an indirect wholly owned subsidiary of Regco. Reliant Energy will be the surviving
                                                  corporation and will be renamed "            ." As a result, Reliant
                                                  Energy will become an indirect wholly owned subsidiary of Regco.

TREATMENT OF RELIANT ENERGY COMMON STOCK....      Pursuant to the merger agreement, each share of Reliant Energy common stock outstanding immediately prior to the effective time will be converted into one share of Regco common stock.

TREATMENT OF RELIANT ENERGY PREFERRED
STOCK.......................................      We will redeem the outstanding shares of Reliant Energy preferred stock prior to the special meeting.

TREATMENT OF RELIANT ENERGY PREFERENCE
STOCK.......................................      The merger will not affect the outstanding shares of Reliant Energy preference stock.

REGCO BOARD OF DIRECTORS ...................      Pursuant to the merger agreement, the directors of Reliant
                                                  Energy will be elected as directors of Regco.

CLOSING.....................................      The holding company formation will occur as promptly as practicable after all of the conditions contained in the merger agreement have been satisfied or waived or on such other date as to which Regco and
                                                  Reliant Energy mutually agree.

COMPARISON OF SHAREHOLDER RIGHTS............      Holders of Reliant Energy common stock will become holders of Regco common stock.  The terms and provisions of Regco common stock are similar to those of Reliant Energy common stock.  See "Comparison of
                                                  Rights of Regco and Reliant Energy Shareholders."

FEDERAL INCOME TAX
CONSEQUENCES ...............................      Reliant Energy has received an opinion from Baker Botts L.L.P. that no gain or loss will be recognized by Reliant Energy or its shareholders as a result of the merger.  The holders of Reliant
                                                  Energy common stock will have the same aggregate basis in the shares of Regco common stock received in the merger that they had in the
                                                  Reliant Energy common stock surrendered in the merger.  See
                                                  "Proposal to Approve the Holding Company Formation -- Federal Income
                                                  Tax Consequences."

LISTING OF COMMON STOCK.....................      We have applied to have the Regco common stock listed on the New
                                                  York Stock Exchange and the Chicago Stock Exchange under the symbol
                                                  "        ."

CONDITIONS .................................      The holding company formation through the merger is subject to, among other things:

                                                  o       approval by the holders of at least a majority of the
                                                          outstanding shares of Reliant Energy common stock,

                                                  o       the receipt of an opinion from our counsel to the effect
                                                          that none of Regco, Reliant Energy and the Reliant Energy
                                                          shareholders will recognize taxable gain or loss as a result of the consummation of the merger,

                                                  o       the receipt of various regulatory approvals,

                                                  o       the receipt of material third party consents,

                                                  o       the redemption of the outstanding shares of preferred stock of Reliant Energy,

                                                  o       the receipt of favorable rulings from the IRS regarding
                                                          aspects of the restructuring, and

                                                  o       the absence of any condition that causes Reliant Energy's board of directors to conclude that the holding company formation is not in the best interests of Reliant Energy or its shareholders.

                                                  See "Proposal to Approve the Holding Company Formation - Regulatory
                                                  Approvals Required" and "-Other Conditions; Termination."

REGULATORY MATTERS..........................      The SEC must approve matters relating to the Public Utility Holding
                                                  Company Act of 1935 in connection with the holding company formation.  Approvals from the Louisiana Public Service Commission, the Federal Energy Regulatory Commission and the Nuclear Regulatory
                                                  Commission are also required.

BOARD RECOMMENDATION........................      The board of directors of Reliant Energy believes that the holding company formation in accordance with the terms of the merger agreement is fair to and in the best interests of the shareholders of Reliant Energy and has unanimously approved the merger
                                                  agreement.  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE
                                                  SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

         This joint proxy statement/prospectus, including the information we incorporate by reference, contains statements that are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expressed or implied by these statements. In some cases, you can identify our forward-looking statements by the words "anticipate," "believe," "continue," "could," "estimate," "expects," "intend," "may," "plan," "potential," "predict," "should," "will," "forecast," "goal," "objective," "projection" or other similar words.

         We have based our forward-looking statements on our management's beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions and projections about future events may and often do vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements.

         The following list identifies some of the factors that could cause actual results to differ from those expressed or implied by our forward-looking statements:

         o state, federal and international legislative and regulatory developments, including deregulation; re-regulation and restructuring of the electric utility industry; and changes in, or application of environmental and other laws and regulations to which we are subject,

         o approval and timing of the implementation of our business separation plan,

         o the effects of competition, including the extent and timing of the entry of additional competitors in our markets,

         o industrial, commercial and residential growth in our service territories,

         o our pursuit of potential business strategies, including acquisitions or dispositions of assets or the development of additional power generation facilities,

         o state, federal and other rate regulations in the Untied States and in foreign countries in which we operate or into which we might expand our operations,

         o the timing and extent of changes in commodity prices and interest rates,

         o        weather variations and other natural phenomena,

         o political, legal and economic conditions and developments in the United States and in foreign countries in which we operate or into which we might expand our operations, including the effects of fluctuations in foreign currency exchange rates,

         o financial market conditions and the results of our financing efforts,

         o        the performance of our projects, and

         o other factors we discuss in this joint proxy statement/prospectus and our filings with the SEC.

         You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements.

                               THE SPECIAL MEETING

         Reliant Energy is furnishing this joint proxy statement/prospectus to its shareholders in connection with the solicitation of proxies by Reliant Energy's board of directors for use at the special meeting. Reliant Energy is first mailing this joint proxy statement/prospectus and accompanying form of
proxy to its shareholders beginning on or about   , 2001.

TIME, DATE AND PLACE

         The special meeting of Reliant Energy's shareholders will be held on
          , 2001, at 9:00 a.m. Central time, at the auditorium of Reliant Energy Plaza, 1111 Louisiana, Houston, Texas 77002.

MATTER FOR CONSIDERATION AT THE SPECIAL MEETING

         At the meeting, Reliant Energy's board of directors will ask the shareholders to vote to approve the Agreement and Plan of Merger, dated as of
               , 2001 attached as Annex A, pursuant to which Regco will become the parent company of Reliant Energy and each outstanding share of Reliant Energy common stock will be automatically converted into one share of Regco common stock.

         The board of directors unanimously recommends that you vote FOR the proposal.

RECORD DATE; VOTING RIGHTS; VOTE REQUIRED FOR APPROVAL

         The Reliant Energy board has fixed the close of business on         ,
2001 as the record date for the special meeting. Holders of record of outstanding shares of Reliant Energy stock at the close of business on the record date are entitled to receive notice of the meeting. However, only holders of record of Reliant Energy common stock at the close of business on the record date are entitled to vote at the meeting.

         On the record date for the special meeting, approximately       million
shares of common stock were outstanding which were held by approximately holders of record. Each holder of Reliant Energy common stock is entitled to one vote for each share held on the record date.

         The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Reliant Energy common stock is necessary to constitute a quorum at the special meeting. In order to carry on the business of the meeting, we must have a quorum. Abstentions, proxies returned without instructions and broker non-votes will count in the determination of shares present at the meeting for purposes of determining the presence of a quorum. The affirmative vote of the holders of a majority of the outstanding shares of Reliant Energy common stock is required to approve the merger agreement.

         The directors and executive officers of Reliant Energy have indicated that they intend to vote their shares in favor of the proposal. On the record date, directors and executive officers of Reliant Energy and their affiliates beneficially owned less than one percent of the outstanding common shares.

PROXIES

         Your vote is important. You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You may always change your vote at the meeting. Giving us your proxy means that you authorize us to vote your shares at the meeting in the manner you indicated on your proxy card. You may vote for or against the proposal or abstain from voting. All shares of Reliant Energy common stock represented by properly executed proxies received at or prior to the special meeting and not revoked will be voted in accordance with the instructions indicated in those proxies.

         A properly executed proxy that is returned without instructions as to the vote desired on the proposal will be voted FOR the proposal. If any other matters properly come before the special meeting, the proxy will vote the shares represented by the enclosed proxy card in accordance with his best judgment, unless authority to do so is withheld by you in your proxy.

         Under New York Stock Exchange rules, brokers who hold shares in street name for customers have the authority to vote on "routine" proposals when they have not received instructions from beneficial owners, but are precluded from exercising their voting discretion with respect to proposals for "non-routine" matters. Proxies submitted by brokers without instructions from customers for these non-routine matters are referred to as "broker non-votes." The proposal to approve the holding company formation is a non-routine matter under NYSE rules. Abstentions and broker non-votes will have the effect of a vote against the proposal.

         Reliant Energy's shareholders may use the accompanying proxy card if they are unable or do not wish to attend the special meeting in person or if they wish to have their shares voted by proxy even though they do attend the meeting. Reliant Energy's shareholders may revoke a proxy before it is voted by:

         o delivering to Hugh Rice Kelly, Corporate Secretary of Reliant Energy, at 1111 Louisiana, Houston, Texas 77002, before or at the meeting, a written notice revoking their proxy,

         o delivering a later-dated, executed proxy card relating to the same shares, or

         o attending the meeting, notifying the Secretary and voting by ballot in person; however, if a Reliant Energy shareholder attends the meeting but does not vote in person, that shareholder's proxy will still be voted.

         If you plan to attend the meeting and your shares are held by banks, brokers or investment plans (in "street name"), you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from your broker or bank are examples of proof of ownership.

         Reliant Energy will pay the expenses incurred in connection with the printing and mailing of this joint proxy statement/prospectus and all other costs of solicitation of proxies. In addition to solicitation by mail, Reliant Energy will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners, and Reliant Energy will, upon request, reimburse those brokerage houses and custodians for their reasonable related expenses. Reliant Energy has retained
Morrow & Co. for a fee of $    , plus expenses, to aid in the solicitation of
proxies and to verify certain records related to the solicitations. To the extent necessary in order to ensure sufficient representation at its special meeting, Reliant Energy or its proxy solicitor may request the return of proxy cards by personal interview, mail, telephone, facsimile or other means of electronic transmission. The extent to which this will be necessary depends upon how promptly proxy cards are returned. Reliant Energy urges its shareholders to send in their proxies without delay.

         Shareholders should not send in any stock certificates with their proxy cards.

                PROPOSAL TO APPROVE THE HOLDING COMPANY FORMATION

THE COMPANIES

         RELIANT ENERGY, INCORPORATED

         Reliant Energy is a diversified international energy services and energy delivery company that provides energy and energy services in North America and Europe. Reliant Energy operates one of the nation's largest electric utilities in terms of kilowatt-hour sales, and its three natural gas distribution divisions together form one of the United States' largest natural gas distribution operation in terms of customers served. Reliant Energy invests in the acquisition, development and operation of domestic and international non-rate regulated power generation facilities. Reliant Energy owns two interstate natural gas pipelines that provide gas transportation, supply, gathering and storage services, and it also engages in wholesale energy marketing and trading.

         RELIANT ENERGY REGCO, INC.

         Regco is a direct wholly owned subsidiary of Reliant Energy. Regco was incorporated in Texas in August 2001 for purposes of implementing the holding company structure. Upon completion of the holding company formation, Reliant Energy will become an indirect subsidiary of Regco and will transfer certain assets and the stock of its subsidiaries (other than its financing subsidiaries) to Regco or subsidiaries of Regco. Regco has not, to date, conducted any activities other than those incident to its formation, the matters contemplated by the merger agreement and the preparation of this joint proxy statement/prospectus.

         RELIANT ENERGY MERGERCO, INC.

         MergerCo is an indirect wholly owned subsidiary of Regco. MergerCo was incorporated in Texas in September 2001 for purposes of implementing the holding company structure. MergerCo engages in no other business.

BACKGROUND

         In 1999, Texas enacted the Texas Electric Choice Plan (the "Texas Electric Restructuring Law") which substantially amended the regulatory structure governing electric utilities in Texas in order to allow retail competition for all customers beginning in January 2002. The Texas Electric Restructuring Law requires the separation of the generation, transmission and distribution and retail functions of electric utilities into three different units. It also requires each electric utility to file a business separation plan detailing its plan to comply with the Texas Electric Restructuring Law. Under the law, neither the generation function nor the retail function will be subject to traditional cost of service regulation, and the retail function will be opened to competition. The transmission and distribution function will remain subject to traditional utility rate regulation.

         On January 10, 2000, Reliant Energy filed its business separation plan with the Public Utility Commission of Texas (the "Texas Utility Commission"). The original business separation plan contemplated the separation of Reliant Energy into three unincorporated divisions of Reliant Energy:

         o        a power generation company,

         o        a transmission and distribution utility and

         o        a retail electric provider.

         Following discussions with the staff of the Texas Utility Commission and other parties participating in the proceeding on Reliant Energy's business separation plan, Reliant Energy filed Amendment No. 1 to its business separation plan on March 27, 2000. Amendment No. 1 contemplated the creation of new first or second tier corporate subsidiaries of Reliant Energy for the power generation company and the retail electric provider.

Amendment No. 1 also called for the transmission and distribution utility to remain part of the parent, Reliant Energy, as an unincorporated division.

         At a public meeting on May 31, 2000, the Texas Utility Commission declined to approve Amendment No. 1 and indicated its preference for an eventual restructuring of Reliant Energy that would place the power generation company, the transmission and distribution utility and the retail electric provider in separate corporate entities with no intercompany debt being owed to the transmission and distribution utility.

         On July 11, 2000, the Reliant Energy board of directors met and received a report from Goldman, Sachs & Co. and management regarding the possible separation of Reliant Energy into two publicly traded corporations and the regulatory and business implications of a separation. At that meeting, the board of directors approved a restructuring plan including such a separation.

         On August 9, 2000, Reliant Energy filed Amendment No. 2 to its business separation plan. Amendment No. 2 contemplated the separation of Reliant Energy into two publicly traded corporations. One corporation, Regco, would hold the electric transmission and distribution utility, the local gas distribution companies (Arkla, Entex, and Minnegasco), some non-rate regulated gas marketing operations, the interstate gas pipeline operations and the natural gas gathering pipeline services businesses, and, at least initially, the power generation company owning the Texas generating assets that were previously part of the integrated utility's operations. Regco would also hold limited unregulated domestic assets, including Northwind Houston L.P. and Reliant Energy Thermal Systems, and, until their disposition is complete, Reliant Energy's Latin American assets. The second corporation, Reliant Resources, would hold substantially all of Reliant Energy's unregulated domestic and European businesses and its retail electric sales operations. In addition, Reliant Resources would have the option to purchase the power generation company in January 2004. Under Amendment No. 2, Reliant Energy proposed to separate Reliant Resources and Regco in a series of steps:

         o Reliant Resources would conduct an initial public offering of approximately 20% of its common stock;

         o Reliant Energy would restructure its regulated business and certain of its non-rate regulated businesses in order to cause Regco to become the parent entity for Reliant Energy, Reliant Energy Resources Corp., Reliant Resources and Reliant Energy's other subsidiaries that were not transferred to Reliant Resources;

         o Reliant Energy would convey its Texas electric generation assets to an indirect wholly owned subsidiary of Regco, Texas Genco, L.P.; and

         o Regco would distribute its remaining ownership interest in Reliant Resources to its shareholders, subject to receipt of a favorable IRS ruling, other regulatory approvals and approval by the board of directors of Reliant Energy or its successor.

         On September 6, 2000, the Reliant Energy board of directors met and reviewed the status of the Texas Utility Commission's consideration of its business separation plan. At the conclusion of the meeting, the board of directors approved the implementation of the restructuring as described in Amendment No. 2 to its business separation plan.

         On October 17, 2000, Reliant Resources filed a registration statement with the SEC to register the sale of approximately 20% of its common stock to be issued in its initial public offering.

         On November 8, 2000, a hearing was held before the Texas Utility Commission on Amendment No. 2 to Reliant Energy's business separation plan.

         At a public meeting on December 1, 2000, the Texas Utility Commission approved Reliant Energy's business separation plan with certain modifications.

         In preparation for the separation, Reliant Energy and Reliant Resources entered into a number of agreements defining the relationships of the parties throughout the separation process.

         On December 31, 2000, Reliant Energy transferred a substantial portion of its currently unregulated domestic and European businesses, including its retail electric sales operations, to Reliant Resources.

         On April 10, 2001, the Texas Utility Commission filed a written order approving Reliant Energy's business separation plan. In response to a motion for rehearing of the April 10, 2001 written order, the Texas Utility Commission filed an amended order on May 29, 2001, which order has since become final.

         In May 2001, Reliant Resources completed the initial public offering of approximately 20% of its common stock.

         On September 5, 2001, the Reliant Energy board of directors authorized and approved the holding company formation and related merger agreement, subject to, among other things, approval by the Reliant Energy shareholders, as part of the restructuring described in the business separation plan as approved by the Texas Utility Commission.

REASONS FOR THE HOLDING COMPANY FORMATION

         The holding company formation is an integral part of Reliant Energy's business separation plan which has been approved by the Texas Utility Commission. Reliant Energy's board of directors has determined that the holding company formation in accordance with the terms of the merger agreement is advisable and in the best interests of Reliant Energy's shareholders and has approved the merger agreement. In reaching its conclusion to approve the holding company formation and related merger agreement and to recommend that shareholders vote to approve the merger agreement, Reliant Energy's board of directors determined that a holding company structure would satisfy the requirements of the Texas Electric Restructuring Law and would provide more financial, managerial and organizational flexibility.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         FOR THE REASONS DISCUSSED ABOVE, THE BOARD OF DIRECTORS RECOMMENDS THAT RELIANT ENERGY SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

MANNER OF EFFECTING THE HOLDING COMPANY FORMATION; MERGER AGREEMENT

         Reliant Energy recently formed Regco as a Texas corporation and a wholly owned subsidiary. Regco has a nominal amount of stock outstanding and no present business or properties of its own. Regco and Reliant Energy have entered into the merger agreement attached as Annex A and incorporated in this document by reference.

         Regco has formed a new wholly owned subsidiary named Utility Holding LLC as a Delaware limited liability company. Utility Holding LLC has formed a new wholly owned subsidiary named MergerCo as a Texas corporation. Subject to the approval of the shareholders of Reliant Energy, MergerCo will merge with and into Reliant Energy. As a result of the merger:

         o Reliant Energy will become an indirect subsidiary of Regco, and Regco will become the holding company for the Reliant Energy group of companies;

         o each outstanding share of Reliant Energy common stock will be converted automatically into one new share of Regco common stock;

         o the shares of Regco common stock held by Reliant Energy will be canceled; and

         o Reliant Energy will convert to a limited liability company under Texas law.

Each outstanding share of Reliant Energy preferred stock will be redeemed prior to the special meeting. The outstanding shares of Reliant Energy preference stock will not be affected by the merger.

         The rights and interests of the former Reliant Energy shareholders as holders of the Regco common stock will be governed by Regco's articles of incorporation and bylaws which are attached as Annex B and Annex C, respectively. See "Comparison of Rights of Regco and Reliant Energy Shareholders."

         In addition, prior to the holding company formation Regco will enter into a rights agreement which will provide the Regco shareholders with rights similar to the preference share purchase rights attached to the Reliant Energy common stock. The rights will be attached to the Regco common stock and will be exercisable for a series of preferred stock of Regco having designations, rights, powers and preferences, and qualifications, limitations and restrictions substantially similar to those of the Reliant Energy Series A Preference Stock.

         The Reliant Energy board of directors may terminate the merger agreement and abandon the holding company formation at any time before or after approval by the shareholders if the board determines, in its sole judgment, that the holding company formation would, for any reason, be inadvisable or not be in the best interest of Reliant Energy or its shareholders.

FEDERAL INCOME TAX CONSEQUENCES

         This section summarizes the material federal income tax consequences of the holding company formation through the merger. This summary is based on current law, which is subject to change at any time, possibly with retroactive effect. This summary is not a complete description of all tax consequences and, in particular, may not address federal income tax consequences applicable to holders of Reliant Energy or Regco common stock who are subject to special treatment under federal income tax law.

         We expect to receive the opinion of Baker Botts L.L.P., counsel to Reliant Energy, that the merger will qualify as a reorganization described in
Section 368 of the Code, and consequently:

         o no gain or loss will be recognized by Reliant Energy or Regco upon consummation of the merger;

         o no gain or loss will be recognized by a holder of Reliant Energy common stock upon the exchange of such Reliant Energy common stock for Regco common stock in the merger;

         o the aggregate basis of the shares of Regco common stock received by a holder of Reliant Energy common stock in the merger will be the same as the aggregate basis of the shares of Reliant Energy common stock surrendered in the merger; and

         o the holding period of the shares of Regco common stock received by a holder of Reliant Energy common stock in the merger will include the holding period of the shares of Reliant Energy common stock surrendered in the merger, if the shares of Reliant Energy common stock are held as capital assets at the effective time of the merger.

         Reliant Energy expects to receive a tax opinion of Baker Botts L.L.P. substantially to this effect as of the closing date. The opinion of Baker Botts L.L.P. described above is based on, and the opinion to be given as of the closing date will be based upon, customary assumptions and representations. Baker Botts L.L.P.'s opinion represents its best legal judgment and is not binding on the Internal Revenue Service or any court. If the merger does not qualify as a reorganization described in Section 368 or as a transaction described in Section 351(a) of the Code, the exchange of stock in the merger will be taxable to holders of Reliant Energy common stock.

         THE FOREGOING SUMMARY OF THE ANTICIPATED PRINCIPAL FEDERAL INCOME TAX CONSEQUENCES OF THE HOLDING COMPANY FORMATION THROUGH THE MERGER UNDER CURRENT LAW IS FOR GENERAL INFORMATION ONLY AND DOES NOT PURPORT TO COVER ALL FEDERAL INCOME TAX CONSEQUENCES (INCLUDING THOSE THAT MAY APPLY TO PARTICULAR CATEGORIES OF SHAREHOLDERS) OR ANY TAX CONSEQUENCES THAT MAY ARISE UNDER THE TAX LAWS OF OTHER JURISDICTIONS. WE HAVE NOT REQUESTED ANY RULINGS OR OPINIONS WITH RESPECT TO THE TAX CONSEQUENCES OF THE HOLDING COMPANY FORMATION THROUGH THE MERGER UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN GOVERNMENT. EACH HOLDER (INCLUDING EACH CORPORATE HOLDER) OF RELIANT ENERGY COMMON STOCK SHOULD CONSULT HIS TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF THIS TRANSACTION, INCLUDING APPLICATION OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS, AND THE EFFECT OF POSSIBLE CHANGES IN TAX LAWS THAT MAY AFFECT THE TAX CONSEQUENCES DESCRIBED ABOVE.

TREATMENT OF INDEBTEDNESS

         In connection with the holding company formation, Regco will assume all of Reliant Energy's obligations under, and become the primary obligor with respect to, the following indebtedness issued by Reliant Energy or its subsidiaries:

         o $1 billion of 2.0% Zero-Premium Exchangeable Subordinated Notes due 2029,

         o        $100 million of 7.875% Debentures,

         o $350 million of medium-term notes with interest rates ranging from 6.5% to 8.15%,

         o the junior subordinated debentures related to and Reliant Energy's guarantees of $375 million of 7.20% trust preferred securities, $250 million of 8.125% trust preferred securities and $100 million of 8.257% capital securities, and

         o Reliant Energy's installment payment obligations relating to $1.4 billion of pollution control bonds issued by various governmental authorities on behalf of Reliant Energy.

The terms of the above indebtedness require this assumption in connection with the transfer of assets from Reliant Energy to Regco following the holding company formation.

TREATMENT OF PREFERRED STOCK

         Reliant Energy has 97,397 shares of preferred stock outstanding, designated as $4 Preferred Stock, which will be redeemed prior to the special meeting at an aggregate redemption price of approximately $10.2 million plus accrued and unpaid dividends to the date fixed for redemption. Accordingly, the holders of Reliant Energy preferred stock will not be entitled to vote at the special meeting.

TREATMENT OF PREFERENCE STOCK

         The outstanding shares of Reliant Energy preference stock will not be affected by the merger. The conversion of Reliant Energy to a limited liability company immediately after the merger, however, will result in the conversion of the Reliant Energy preference stock into preferred equity interests in the limited liability company (the "Preferred Interests"). Neither the holding company structure nor this conversion will change the rights of holders of the outstanding shares of Reliant Energy preference stock. The Preferred Interests will rank senior to the common equity interests of the limited liability company as to dividends and as to the distribution of Reliant Energy's assets upon any liquidation.

         Dividends on the Preferred Interests will be paid as they were on Reliant Energy preference stock, depending upon the earnings, financial condition and other relevant factors affecting Reliant Energy. However, the assets and earnings of Reliant Energy subsidiaries transferred to Regco will not be available to pay dividends on the Preferred Interests or to make distributions with respect to the Preferred Interests in the event of a liquidation.

         The holding company formation is not expected to adversely affect the Preferred Interests, but any growth of assets and earnings of Regco other than growth of assets and earnings of

Reliant Energy will not directly benefit the holders of the Preferred Interests. Although we cannot predict the ultimate outcome of regulatory and other industry changes, we believe that this transaction will not materially affect the holders of Reliant Energy preference stock.

DISSENTERS' RIGHTS

         Under Texas law, holders of Reliant Energy stock are not entitled to dissenters' rights in connection with the holding company formation.

REGULATORY APPROVALS REQUIRED

         SEVERAL REGULATORY APPROVALS MUST BE OBTAINED PRIOR TO THE HOLDING COMPANY FORMATION. RELIANT ENERGY WILL FILE ALL APPLICATIONS AND NOTICES AND TAKE OTHER APPLICABLE ACTION WITH RESPECT TO THESE APPROVALS AND OTHER REQUIRED ACTION OF ANY GOVERNMENTAL AUTHORITY. WE BELIEVE THAT WE WILL RECEIVE THE REQUISITE REGULATORY APPROVALS AND CLEARANCES THAT ARE SUMMARIZED BELOW. WE CANNOT GIVE ANY ASSURANCE REGARDING THE TIMING OF THE REQUIRED APPROVALS OR CLEARANCES OR OUR ABILITY TO OBTAIN THE REQUIRED APPROVALS AND CLEARANCES ON SATISFACTORY TERMS, NOR CAN WE ASSURE YOU THAT NO ACTION WILL BE BROUGHT CHALLENGING THE HOLDING COMPANY FORMATION OR THE GOVERNMENTAL APPROVALS OR OTHER ACTIONS.

         Public Utility Holding Company Act of 1935. Reliant Energy is both a holding company and an electric utility as defined under the 1935 Act. Subject to limited exceptions, Reliant Energy is currently exempt from regulation as a holding company under Section 3(a)(2) of the 1935 Act. However, the 1935 Act requires Reliant Energy to obtain approval from the SEC with regard to some aspects of the holding company structure. Upon completion of the holding company formation, Regco will not be entitled to the exemption under Section 3(a)(2), because that exemption is not available to a holding company unless the holding company is primarily an operating utility company. Accordingly, Regco has applied for exemption from regulation as a holding company under Section 3(a)(1) of the 1935 Act, which is available to a holding company if each of its material public utility company subsidiaries is predominantly intrastate in character and carries on its business in the state where the holding company and its material public utility company subsidiaries are organized. In order to satisfy requirements for maintaining this exemption, Regco has committed to the SEC that it will, within two years after the SEC's exemption order, separate its three gas distribution divisions into three separate corporate entities. Separation of those businesses will require additional regulatory approvals from the state utility regulators in five of the six states where Reliant Energy currently operates gas distribution businesses.

         Atomic Energy Act. A provision in the Atomic Energy Act requires Nuclear Regulatory Commission consent for the transfer of control of NRC licenses. The NRC Staff has in the past asserted that this provision applies to the creation of a holding company over an NRC-licensed utility company. Reliant Energy has filed an application for NRC approval under the Atomic Energy Act for the transfer of control of its nuclear plant licenses that will result from the holding company formation and the transfer of its nuclear generating assets to another subsidiary of Regco.

         Federal Power Act. The Federal Energy Regulatory Commission has held that the transfer of common stock of a public utility company, such as Reliant Energy, from its existing shareholders to a holding company constitutes a transfer of the "control" of the facilities of the utility, and is thus a "disposition of facilities" subject to FERC review and approval under Section 203 of the Federal Power Act. Reliant Energy has filed an application with the FERC seeking the necessary approvals for the formation of its holding company.

         State Utility Commissions. Reliant Energy's business separation plan has been approved by the Texas Utility Commission. Since we may not receive necessary regulatory approvals prior to January 1, 2002, the date contemplated in that approval, Reliant Energy shortly will file an amendment to its business separation plan with the Texas Utility Commission to delay full implementation of the restructuring until all approvals have been received. Some of the gas utility operations of Reliant Energy are subject to the jurisdiction of the Louisiana Public Service Commission, which must approve the transfer of the control of these operations to Regco in the holding company formation. Reliant Energy has filed an application with the Louisiana Public Service Commission seeking the necessary approvals.

OTHER CONDITIONS; TERMINATION

         Besides approval by Reliant Energy's shareholders, the holding company formation through the merger is subject to the satisfaction of the following conditions:

         o shares of Regco common stock to be issued in connection with the merger will have been listed, subject to official notice of issuance, by the New York Stock Exchange and the Chicago Stock Exchange;

         o an opinion from our counsel to the effect that none of Regco, Reliant Energy and the Reliant Energy shareholders will recognize taxable gain or loss as a result of the consummation of the merger will have been received;

         o all necessary orders, authorizations, approvals or waivers from regulatory bodies, boards or agencies will have been received, remain in full force and effect, and do not include, in the sole judgment of the board of directors of Reliant Energy, unacceptable conditions;

         o all material consents from third parties will have been received;

         o the outstanding shares of preferred stock of Reliant Energy will have been redeemed;

         o a favorable ruling from the IRS that Regco's proposed distribution of the stock of Reliant Resources will be tax-free to Regco and its shareholders will have been received; and

         o a favorable ruling from the IRS that the formation of the holding company and the distribution of the stock of Reliant Resources will not negatively impact the tax treatment of Reliant Energy's nuclear decommissioning trust will have been received.

         Following satisfaction of these conditions, the merger will become effective upon the issuance of a certificate of merger by the Secretary of State of the State of Texas. The holding company formation will be complete upon the effectiveness of the merger. Our goal is to complete the holding company formation as quickly as practicable following approval by the shareholders and the satisfaction of the other conditions to the holding company formation.

         The boards of directors of Reliant Energy and Regco may amend any of the terms of the merger agreement at any time before or after its approval by the holders of Reliant Energy common stock and prior to the effective time, but no amendment of the merger agreement may, in the sole judgment of the board of directors of Reliant Energy and Regco, materially and adversely affect the rights of Reliant Energy's shareholders.

         The Reliant Energy board of directors may terminate the merger agreement and abandon the holding company formation at any time before or after approval by the shareholders if the board determines, in its sole judgment, that consummation would, for any reason, be inadvisable or not be in the best interest of Reliant Energy or its shareholders.

EXCHANGE OF STOCK CERTIFICATES

         It will not be necessary for holders of Reliant Energy common stock to physically exchange their existing stock certificates for certificates of Regco common stock. The certificates that represent shares of Reliant Energy common stock outstanding immediately prior to the holding company formation will automatically represent an equal number of shares of Regco common stock immediately and after the holding company formation and will no longer represent Reliant Energy common stock. New certificates bearing the name of Regco will be issued after the holding company formation, if and as certificates representing shares of Reliant Energy common stock are presented for exchange or transfer.

STOCK EXCHANGE LISTING AND TRADING

         Regco has applied to have its common stock listed on the New York Stock Exchange and the Chicago Stock Exchange. We expect these listings to become effective at the effective time of the merger. Regco expects its common stock to
trade under the ticker symbol "     " on both the New York Stock Exchange and
the Chicago Stock Exchange. Following the merger, Reliant Energy common stock will no longer trade and will be delisted and no longer registered pursuant to
Section 12 of the Securities Exchange Act of 1934.

TRANSFER AGENT AND REGISTRAR

         Our shareholder services division will be the transfer agent and registrar for the Regco common stock.

REGCO DIVIDEND POLICY

         Since Regco will not directly conduct any business operations from which it will derive revenues, the payment and rate of future dividends on Regco common stock will depend primarily upon the earnings, financial condition and capital requirements of its subsidiaries. Following the distribution of the common stock of Reliant Resources, Regco will have fewer assets than Reliant Energy has today, and the earnings of the subsidiaries and assets that were transferred to Reliant Resources will not be available for the payment of dividends on the Regco common stock. As a result, the cash dividends per share of Regco common stock are not expected to be as high as the cash dividends per share that Reliant Energy is now paying on its common stock.

         Subject to the availability of earnings, the needs of its businesses, and other applicable restrictions, Reliant Energy and its former subsidiaries intend to make regular cash payments to Regco in the form of dividends on common stock in amounts which would be sufficient to pay cash dividends on Regco common stock as described above and to pay operating expenses of Regco and for other purposes as the board of directors of Regco may determine. Regco expects that cash dividends will be declared and paid on approximately the same schedule of dates as that now followed by Reliant Energy with respect to Reliant Energy common stock dividends.

         The declaration and payment of future dividends will be at the discretion of the board of directors. We cannot provide you any estimates or assurances as to the levels of future cash dividends.

INVESTOR'S CHOICE PLAN

         As part of the holding company formation, Regco will assume the Reliant Energy, Incorporated Investor's Choice Plan. Shares of Reliant Energy common stock held in the plan, including uncertificated whole and fractional shares, will automatically become a like number of shares of Regco common stock.

STOCK BASED EMPLOYEE BENEFIT PLANS

         Reliant Energy currently maintains the following stock-related employee plans: the Reliant Energy Incorporated Savings Plan, the Houston Industries Incorporated Long-Term Incentive Compensation Plan, the 1994 Houston Industries Long-Term Incentive Compensation Plan, the Long-Term Incentive Plan of Reliant Energy, Incorporated, the Reliant Energy Incorporated Business Unit Performance Share Plan, the Reliant Energy Incorporated and Subsidiaries Common Stock Participation Plan for Designated New Employees and Non-Officer Employees, the NorAm Energy Corp. 1994 Incentive Equity Plan and the Houston Industries Incorporated Stock Plan for Outside Directors (collectively, the "Stock Based Plans").

         As part of the holding company formation, Regco will assume all of Reliant Energy's obligations under the Stock Based Plans. Each outstanding award of or option to purchase shares of Reliant Energy common stock granted under these plans will automatically be converted into an award of or option to purchase the same number of shares of Regco common stock, with the same terms, rights and conditions as the corresponding Reliant Energy award or option. Following the holding company formation, Regco common stock will be used in lieu of Reliant Energy common stock whenever stock is required in connection with the Stock Based Plans.

         By approving the merger agreement, the common shareholders of Reliant Energy will be deemed to have approved any necessary amendments to the Stock Based Plans.

DIRECTORS AND OFFICERS OF REGCO

         The incumbent directors of Reliant Energy will become the directors of Regco at the effective time of the merger. They will be elected to serve as directors of Regco in the same classes and for the same terms of service for which they are serving as directors of Reliant Energy.

         Upon effectiveness of the merger, Regco's principal executive officers are expected to be:

R. Steve Letbetter.....................................................    Chairman of the Board, President and
                                                                           Chief Executive Officer
Robert W. Harvey ......................................................    Vice Chairman
David M. McClanahan....................................................    Vice Chairman and President and  Chief
                                                                           Operating Officer, Delivery Group
Stephen W. Naeve.......................................................    Vice Chairman and Chief Financial Officer
Joe Bob Perkins........................................................    President and Chief Operating Officer,
                                                                             Wholesale Group
Hugh Rice Kelly........................................................    Executive Vice President, General Counsel
                                                                             and Corporate Secretary
Mary P. Ricciardello...................................................    Senior Vice President and Chief
                                                                             Accounting Officer

         After the merger becomes effective, Reliant Energy will convert to a limited liability company under Texas law and will adopt the name
LLC. At that time the executive officers of that entity will be:

David M. McClanahan....................................................    President and Chief Executive Officer
Scott E. Rozzell.......................................................    Executive Vice President and General
                                                                             Counsel
Gary L. Whitlock.......................................................    Executive Vice President and Chief
                                                                             Financial Officer
James S. Brian.........................................................    Senior Vice President and Chief
                                                                             Accounting Officer

         DAVID M. McCLANAHAN has served as Vice Chairman of Reliant Energy since October 2000 and as President and Chief Operating Officer of Reliant Energy's Regulated Group since 1999. Previously, he served as President and Chief Operating Officer of the Reliant Energy HL&P division from 1997 to 1999. He has served in various executive officer capacities with Reliant Energy since 1986. Mr. McClanahan is 52 years old.

         SCOTT E. ROZZELL has served as Executive Vice President and General Counsel of Reliant Energy's Regulated Group since March 2001. Prior to March 2001, he was a Senior Partner with the law firm of Baker Botts L.L.P. and Department Head of that firm's Energy Department. Mr. Rozzell is 52 years old.

         GARY L. WHITLOCK has served as Executive Vice President and Chief Financial Officer of Reliant Energy's Regulated Group since July 2001. Between 1998 and 2001, Mr. Whitlock served as Vice President and Chief Financial Officer of Dow AgroSciences, a unit of The Dow Chemical Company. From 1996 to 1998, he was Global Cost and Functional Controller of The Dow Chemical Company. Mr. Whitlock is 52 years old.

         JAMES S. BRIAN has served as Senior Vice President, Finance and Administration of Reliant Energy's Regulated Group since 1999. He previously served as Vice President and Chief Financial Officer of the Delivery Group and of the HL&P division of Reliant Energy since 1997. Prior to 1997, Mr. Brian was Vice President, Finance and Administration of Houston Lighting & Power Company. Mr. Brian is 54 years old.

         At the time when the stock of Reliant Resources is distributed to shareholders, it is expected that the Regco officers will resign their executive
positions with Regco and the executive officers of               LLC will be
elected as executive officers of Regco. Additionally, it is expected that Mr. Letbetter will continue to serve as non-executive Chairman of the Board of Regco
and that            will resign their director positions with Regco.

         Information concerning the names, ages, positions and business experience of the directors and executive officers of Regco and information about executive compensation, security ownership of certain beneficial owners and management and certain relationships and related transactions omitted above is incorporated by reference herein from Reliant Energy's definitive proxy statement, dated April 2, 2001, for its Annual Meeting of Shareholders held on May 2, 2001 and Reliant Energy's annual report on Form 10-K for the year ended December 31, 2000.

REGULATION

         Regco will not be subject to regulation by the Texas Utility Commission, except to the extent that its rules or orders impose restrictions on Regco's relationships with its regulated utility affiliates. Several of Regco's subsidiaries will, however, be subject to regulation by state and/or federal agencies.

         o Reliant Energy will continue to be an electric utility engaged in the transmission and distribution of electricity and will remain subject to regulation by the Texas Utility Commission. The FERC will have jurisdiction over Reliant Energy's To, From and Over (TFO) Tariff.

         o It is expected that Texas Genco, the subsidiary of Regco which will hold its Texas generation assets, will register with the Texas Utility Commission as a Power Generation Company. As such, it will not be subject to cost of service rate regulation but will be subject to certain reporting requirements. Texas Genco will also be required to auction entitlements to 15% of its generating capacity pursuant to the Texas Utility Commission's rules for a period no longer than five years after the date customer choice is introduced.

         o The natural gas distribution companies, Arkla, Entex and Minnegasco (which will initially be divisions of an indirect wholly owned subsidiary of Regco and will become indirect wholly owned subsidiaries of Regco), will continue to be subject to cost of service regulation by the applicable utility commissions of each state in which they operate (the Arkansas Public Service Commission, the Louisiana Public Service

                  Commission, the Minnesota Public Utilities Commission, the Mississippi Public Service Commission, the Oklahoma Corporation Commission and the Texas Railroad Commission).

         o The FERC will have regulatory jurisdiction over the interstate pipeline activities conducted by Regco's indirect wholly owned subsidiaries.

         In addition, until the distribution described in "Distribution of Reliant Resources Common Stock" occurs, Regco will also own interests in other regulated entities, indirectly through Reliant Energy's ownership of Reliant
Resources:

         o The subsidiaries of Reliant Resources that will provide retail electric service have registered with the Texas Utility Commission as retail electric providers. These subsidiaries that sell to residential and small commercial customers in the geographic area formerly served by Reliant Energy are treated as "affiliated retail electric providers" and are subject to restrictions on the prices they can charge their customers during a limited time period after retail choice begins. These affiliated retail electric providers will also be subject to certain reporting and customer protection requirements statewide and to minimum administrative, financial, and other requirements under the Texas Utility Commission's rules.

         o The FERC will continue to have jurisdiction over Reliant Resources' electric generation and sales activities, natural gas marketing activities and power marketing activities.

DESCRIPTION OF REGCO CAPITAL STOCK

         GENERAL

         The following descriptions are summaries of material terms of the Regco common stock, preferred stock, articles of incorporation and bylaws. This summary is qualified by reference to the Regco articles of incorporation and bylaws, copies of which have been included as Annex B and Annex C, respectively, to this joint proxy statement/prospectus, and by the provisions of applicable law.

         The Regco authorized capital stock consists of:

         o 1,000,000,000 shares of common stock, without par value, of which 1,000 shares were outstanding, and

         o 20,000,000 shares of preferred stock, without par value, of which no shares were outstanding.

         The shares of Regco common stock into which the Reliant Energy common stock will be converted will be all of the shares of Regco capital stock outstanding upon the holding company formation pursuant to the merger agreement. A series of Regco preferred stock, designated Series A Preferred Stock, will be reserved for issuance upon exercise of the preferred stock purchase rights attached to each share of Regco common stock.

         COMMON STOCK

         Voting Rights. Holders of common stock are entitled to one vote for each share on all matters submitted to a vote of shareholders, including the election of directors. There are no cumulative voting rights. Subject to the voting rights expressly conferred under prescribed conditions to the holders of Regco preferred stock, the holders of common stock possess exclusive full voting power for the election of directors and for all other purposes.

         Dividends. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to dividends when, as and if declared by the board of directors out of funds legally available for that purpose.

         Liquidation Rights. If Regco is liquidated, dissolved or wound up, the holders of common stock will be entitled to a pro rata share in any distribution to shareholders, but only after satisfaction of all of its liabilities and of the prior rights of any outstanding class of its preferred stock.

         Preemptive Rights. Holders of common stock are not entitled to any preemptive or conversion rights or other subscription rights.

         Transfer Agent and Registrar. Our shareholder services division will serve as transfer agent and registrar for the Regco common stock.

         Other Provisions. There are no redemption or sinking fund provisions applicable to the Regco common stock. No personal liability will attach to holders of such shares under the laws of the State of Texas. Subject to the provisions of the Regco articles of incorporation and bylaws imposing certain supermajority voting provisions, the rights of the holders of shares of common stock may not be modified except by a vote of at least a majority of the shares outstanding, voting together as a single class.

         PREFERRED STOCK

         The Regco board of directors may cause Regco to issue preferred stock from time to time in one or more series and may fix the number of shares and the terms of each series without the approval of its shareholders. The Regco board of directors may determine the terms of each series, including:

         o        the designation of the series,

         o        dividend rates and payment dates,

         o        redemption rights,

         o        liquidation rights,

         o        sinking fund provisions,

         o        conversion rights,

         o        voting rights, and

         o        any other terms.

         The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power of holders of common stock. It could also affect the likelihood that holders of common stock will receive dividend payments and payments upon liquidation. Regco has no present plans to issue any preferred stock.

         The issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, could be used to discourage an attempt to obtain control of Regco. For example, if, in the exercise of its fiduciary obligations, the Regco board were to determine that a takeover proposal was not in the best interest of Regco, the board could authorize the issuance of a series of preferred stock containing class voting rights that would enable the holder or holders of the series to prevent or make the change of control transaction more difficult. Alternatively, a change of control transaction deemed by the board to be in the best interest of Regco could be facilitated by issuing a series of preferred stock having sufficient voting rights to provide a required percentage vote of the stockholders.

         For purposes of the rights plan described below, Regco's board of directors will designate a series of preferred stock to constitute the Series A preferred stock. For a description of the rights plan, see "--Antitakeover Effects of Texas Laws and Regco Charter and Bylaws Provisions--Shareholder Rights Plan."

ANTITAKEOVER EFFECTS OF TEXAS LAWS AND REGCO CHARTER AND BYLAW PROVISIONS

         Some provisions of Texas law and the Regco articles of incorporation and bylaws could make the following more difficult:

         o        acquisition of Regco by means of a tender offer,

         o acquisition of control of Regco by means of a proxy contest or otherwise, or

         o        removal of Regco incumbent officers and directors.

         These provisions, as well as the Regco shareholder rights plan, are designed to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of Regco to first negotiate with its board of directors. Regco believes that the benefits of this increased protection give it the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure it, and that the benefits of this increased protection outweigh the disadvantages of discouraging those proposals, because negotiation of those proposals could result in an improvement of their terms.

         CHARTER AND BYLAW PROVISIONS

         Election and Removal of Directors. The exact number of members of the Regco board of directors will be fixed from time to time by resolution of the board of directors. The Regco board of directors is divided into three classes, Class I, Class II and Class III. Each class is as nearly equal in number of directors as possible. The terms of office of the directors of Class I expire at the annual meeting of shareholders in 2002, of Class II expire at the annual meeting of shareholders in 2003 and of Class III expire at the annual meeting of shareholders in 2004. At each annual meeting, the shareholders elect the number of directors equal to the number in the class whose term expires at the meeting to hold office until the third succeeding annual meeting. This system of electing and removing directors may discourage a third party from making a tender offer for or otherwise attempting to obtain control of Regco, because it generally makes it more difficult for shareholders to replace a majority of the directors. In addition, no director may be removed except for cause, and directors may be removed for cause only by the holders of a majority of the shares of capital stock entitled to vote at an election of directors. Any vacancy occurring on the board of directors and any newly created directorship may be filled by a majority of the remaining directors in office or by election by the shareholders.

         Shareholder Meetings. The Regco articles of incorporation and bylaws provide that special meetings of holders of common stock may be called only by the chairman of its board of directors, its chief executive officer, the president, the secretary or a majority of its board of directors or the holders of at least 50% of the shares outstanding and entitled to vote.

         Modification of Articles of Incorporation. In general, amendments to the articles of incorporation which are recommended by the board of directors require the affirmative vote of holders of at least a majority of the voting power of all outstanding shares of capital stock entitled to vote in the election of directors. The provisions described above under "--Election and Removal of Directors" and "--Shareholder Meetings" may be amended only by the affirmative vote of holders of at least 662/3% of the voting power of all outstanding shares of capital stock entitled to vote in the election of directors.

         Modification of Bylaws. The Regco board of directors has the power to alter, amend or repeal the bylaws or adopt new bylaws by the affirmative vote of at least 80% of all directors then in office at any regular or special meeting of the board of directors called for that purpose. The shareholders also have the power to alter, amend or repeal the bylaws or adopt new bylaws by the affirmative vote of holders of at least 80% of the voting power of all outstanding shares of capital stock entitled to vote in the election of directors, voting together as a single class.

         Other Limitations on Shareholder Actions. The Regco bylaws also impose some procedural requirements on shareholders who wish to:

         o        make nominations in the election of directors,

         o        propose that a director be removed,

         o        propose any repeal or change in the bylaws, or

         o propose any other business to be brought before an annual or special meeting of shareholders.

         Under these procedural requirements, a shareholder must deliver timely notice to the corporate secretary of the nomination or proposal along with evidence of:

         o        the shareholder's status as a shareholder,

         o        the number of shares beneficially owned by the shareholder,

         o a list of the persons with whom the shareholder is acting in concert, and

         o        the number of shares such persons beneficially own.

                  To be timely, a shareholder must deliver notice:

         o in connection with an annual meeting of shareholders, not less than 90 nor more than 180 days prior to the date on which the immediately preceding year's annual meeting of shareholders was held, or

         o in connection with a special meeting of shareholders, not less than 40 nor more than 60 days prior to the date of the special meeting.

         In order to submit a nomination for the board of directors, a shareholder must also submit information with respect to the nominee that Regco would be required to include in a proxy statement, as well as some other information. If a shareholder fails to follow the required procedures, the shareholder's nominee or proposal will be ineligible and will not be voted on by the Regco shareholders.

         Limitation on Liability of Directors. The Regco articles of incorporation provide that no director will be personally liable to it or its shareholders for monetary damages for breach of fiduciary duty as a director, except as required by law, as in effect from time to time. Currently, Texas law requires that liability be imposed for the following:

         o any breach of the director's duty of loyalty to Regco or its shareholders,

         o any act or omission not in good faith that constitutes a breach of duty of the director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of law,

         o a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of a director's office, and

         o an act or omission for which the liability of a director is expressly provided for by statute.

         The Regco bylaws provide that Regco will indemnify its officers and directors and advance to them expenses in connection with proceedings and claims, to the fullest extent permitted by the Texas Business Corporation Act ("TBCA"). The bylaws authorize the board of directors of Regco to indemnify and advance expenses to people other than its officers and directors in certain circumstances.

         TEXAS ANTITAKEOVER LAW

         Regco is subject to Article 13.03 of the TBCA. That section prohibits Texas corporations from engaging in a wide range of specified transactions with any affiliated shareholder during the three-year period immediately following the affiliated shareholder's acquisition of shares. An affiliated shareholder is any person, other than the corporation and any of its wholly-owned subsidiaries, that is or was within the preceding three-year period the beneficial owner of 20% or more of any class or series of stock entitled to vote generally in the election of directors. Article 13.03 may deter any potential unfriendly offers or other efforts to obtain control of Regco that are not approved by its board. This may deprive the shareholders of opportunities to sell shares of Regco common stock at a premium to the prevailing market price.

         SHAREHOLDER RIGHTS PLAN

         Each share of common stock includes one right to purchase from Regco a unit consisting of one-thousandth of a share of its Series A preferred stock at a purchase price of $42.50 per unit, subject to adjustment. The rights will be
issued pursuant to a rights agreement between Regco and             , as rights
agent. The rights and the rights agreement are almost identical to the rights which are attached to the Reliant Energy common stock and the related rights agreement. We have summarized selected portions of the rights agreement and the rights below. For a complete description of the rights, we encourage you to read the summary below and the rights agreement. We have filed the rights agreement with the SEC. Please read the "Where You Can Find More Information" section in this joint proxy statement/prospectus to find out how you may obtain a copy of the rights agreement.

         Detachment of Rights; Exercisability. The rights will attach to all certificates representing Regco common stock issued prior to the "release date." That date will occur, except in some cases, on the earlier of:

         o ten days following a public announcement that a person or group of affiliated or associated persons, who we refer to collectively as an "acquiring person," has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding shares of the Regco common stock, or

         o ten business days following the start of a tender offer or exchange offer that would result in a person becoming an acquiring person.

The Regco board of directors may defer the release date in some circumstances. Also, some inadvertent acquisitions of Regco common stock will not result in a person becoming an acquiring person if the person promptly divests itself of sufficient common stock.

                  Until the release date:

         o        common stock certificates will evidence the rights,

         o        the rights will be transferable only with those certificates,

         o new common stock certificates will contain a notation incorporating the rights agreement by reference, and

         o the surrender for transfer of any common stock certificate will also constitute the transfer of the rights associated with the common stock represented by the certificate.

         The rights are not exercisable until the release date and will expire at the close of business on the [tenth] anniversary of the closing of the merger required for the holding company formation, unless Regco redeems or exchanges them at an earlier date as described below or extends the expiration date prior
to             .

         As soon as practicable after the release date, the rights agent will mail certificates representing the rights to holders of record of common stock as of the close of business on the release date. From that date on, only separate rights certificates will represent the rights. Regco will also issue rights with all shares of common stock issued prior to the release date. Regco will also issue rights with shares of common stock issued after the release date in connection with some employee benefit plans or upon conversion of some securities. Except as otherwise determined by the Regco board of directors, Regco will not issue rights with any other shares of common stock issued after the release date.

         Flip-In Event. A flip-in event will occur under the rights agreement when a person becomes an acquiring person otherwise than pursuant to a "permitted offer." The rights agreement defines "permitted offer" as a tender or exchange offer for all outstanding shares of Regco common stock at a price and on terms that a majority of the independent directors of the Regco board of directors determines to be fair to and otherwise in the best interests of Regco and the best interest of its shareholders.

         If a flip-in event occurs, each right, other than any right that has become null and void as described below, will become exercisable to receive the number of shares of common stock, or in certain circumstances, cash, property or other securities, which has a "current market price" equal to two times the exercise price of the right. Please refer to the rights agreement for the definition of "current market price."

         Flip-Over Event. A "flip-over event" will occur under the rights agreement when, at any time from and after the time a person becomes an acquiring person:

         o Regco is acquired or it acquires such person in a merger or other business combination transaction, other than specified mergers that follow a permitted offer, or

         o 50% or more of the assets, cash flow or earning power of Regco is sold or transferred.

If a flip-over event occurs, each holder of a right, except rights that are voided as described below, will thereafter have the right to receive, on exercise of the right, a number of shares of common stock of the acquiring company that has a current market price equal to two times the exercise price of the right.

         When a flip-in event or a flip-over event occurs, all rights that then are, or under the circumstances the rights agreement specifies previously were, beneficially owned by an acquiring person or specified related parties will become null and void in the circumstances the rights agreement specifies.

         Series A Preferred Stock. After the release date, each right will entitle the holder to purchase a fractional share of Regco Series A preferred stock, which will be essentially the economic equivalent of one share of common stock.

         Antidilution. The number of outstanding rights associated with a share of common stock, the number of fractional shares of Series A preferred stock issuable upon exercise of a right and the exercise price of the right are subject to adjustment in the event of a stock dividend on, or a subdivision, combination or reclassification of, Regco common stock occurring prior to the release date. The exercise price of the rights and the number of fractional shares of Series A preferred stock or other securities or property issuable on exercise of the rights are subject to adjustment from time to time to prevent dilution in the event of certain transactions affecting the Series A preferred stock.

         With some exceptions, Regco will not be required to adjust the exercise price of the rights until cumulative adjustments amount to at least 1% of the exercise price. The rights agreement also will not require Regco to issue fractional shares of Series A preferred stock that are not integral multiples of the specified fractional share and, in lieu thereof, Regco will make a cash adjustment based on the market price of the Series A preferred stock on the last trading date prior to the date of exercise. Pursuant to the rights agreement, Regco reserves the right to require prior to the occurrence of any flip-in event or flip-over event that, on any exercise of rights, a number of rights must be exercised so that it will issue only whole shares of Series A preferred stock.

         Redemption of Rights. At any time until the time a person becomes an acquiring person, Regco may redeem the rights in whole, but not in part at a price of $.005 per right, payable, at its option, in cash, shares of common stock or such other consideration as its board of directors may determine. Upon such redemption, the rights will terminate and the only right of the holders of rights will be to receive the $.005 redemption price.

         Exchange of Rights. At any time after the occurrence of a flip-in event and prior to a person's becoming the beneficial owner of 50% or more of the Regco outstanding common stock or the occurrence of a flip-over event, Regco may exchange the rights, other than rights owned by an acquiring person or an affiliate or an associate of an acquiring person, which will have become void, in whole or in part, at an exchange ratio of one share of common stock, and/or other equity securities deemed to have the same value as one share of common stock, per right, subject to adjustment.

         Substitution. If Regco has an insufficient number of authorized but unissued shares of common stock available to permit an exercise or exchange of rights upon the occurrence of a flip-in event, it may substitute certain other types of property for common stock so long as the total value received by the holder of the rights is equivalent to the value of the common stock that the shareholder would otherwise have received. Regco may substitute cash, property, equity securities or debt, reduce the exercise price of the rights or use any combination of the foregoing.

         No Rights as a Shareholder; Taxes. Until a right is exercised, a holder of rights will have no rights to vote or receive dividends or any other rights as a shareholder of Regco common stock. Shareholders may, depending upon the circumstances, recognize taxable income in the event that the rights become exercisable for Regco common stock, or other consideration, or for the common stock of the acquiring company or are exchanged as described above.

         Amendment of Terms of Rights. The Regco board of directors may amend any of the provisions of the rights agreement, other than certain provisions relating to the principal economic terms of the rights, at any time prior to the time a person becomes an acquiring person. Thereafter, the board of directors may only amend the rights agreement in order to cure any ambiguity, defect or inconsistency or to make changes that do not materially and adversely affect the interests of holders of the rights, excluding the interests of any acquiring person.

         Rights Agent.     will serve as rights agent with regard to the rights.

         Anti-Takeover Effects. The rights will have anti-takeover effects. They will cause substantial dilution to any person or group that attempts to acquire Regco without the approval of its board of directors. As a result, the overall effect of the rights may be to make more difficult or discourage any attempt to acquire the Regco even if such acquisition may be favorable to the interests of its shareholders. Because the Regco board of directors can redeem the rights or approve a permitted offer, the rights should not interfere with a merger or other business combination approved by its board of directors.

DISTRIBUTION OF RELIANT RESOURCES COMMON STOCK

         Reliant Energy's business separation plan includes the distribution, or spin-off, to its common shareholders of its remaining ownership interest in Reliant Resources, subject to receipt of a favorable IRS ruling and action by the board of directors to effect the distribution. Reliant Energy owns approximately 80% of the outstanding common stock of Reliant Resources. If the holding company formation is completed before the distribution is made, the distribution of Reliant Resources common stock will be made by Regco, subject to the same conditions. In either case, each holder of Reliant Energy or Regco common stock on the record date established by the board of directors will receive his pro rata share of the Reliant Resources common stock now owned by Reliant Energy. YOU ARE NOT BEING ASKED TO VOTE TO APPROVE THE DISTRIBUTION OF RELIANT RESOURCES COMMON STOCK. SHAREHOLDER APPROVAL OF THE DISTRIBUTION IS NOT REQUIRED UNDER APPLICABLE LAW OR OTHERWISE.

         Reliant Energy's board has retained discretion, even if the other conditions to the distribution are satisfied, to abandon, defer or modify the distribution or any matter contemplated by the distribution. If and when Reliant Energy's (or Regco's) board of directors takes the required action necessary to consummate the distribution, we will announce the distribution record date, the distribution date and any other material details of the distribution.

                        COMPARISON OF RIGHTS OF REGCO AND
                           RELIANT ENERGY SHAREHOLDERS

         GENERAL

         Upon completion of the holding company formation, holders of Reliant Energy common stock will become shareholders of Regco. Both Reliant Energy and Regco are corporations organized under the laws of Texas and are therefore subject to the TBCA. Except as set forth below, the articles of incorporation and bylaws of Regco are substantially the same as the articles of incorporation and bylaws of Reliant Energy. The following summary, which does not purport to be complete, sets forth certain differences between the Regco articles of incorporation and the Reliant Energy articles of incorporation, and the Regco bylaws and the Reliant Energy bylaws. This summary is qualified by reference to the full text of each of such documents and the TBCA.

         CAPITALIZATION

         The authorized capital stock of Reliant Energy consists of 720,000,000 shares, consisting of 700,000,000 shares of common stock, without par value, 10,000,000 shares of preferred stock, without par value, and 10,000,000 shares of preference stock without par value.

         Regco is authorized to issue 1,000,000,000 shares of common stock, without par value, and 20,000,000 shares of preferred stock, without par value.

         The Regco articles of incorporation provide that shares of preferred stock may be issued from time to time in one or more series by the board of directors. The board can fix the preferences, limitations and relative rights of the preferred stock. The Reliant Energy articles of incorporation contain similar "blank check" provisions with respect to its preference stock, but not with respect to its preferred stock.

         AMENDMENTS TO CHARTER

         The articles of incorporation of both Reliant Energy and Regco require amendments to be approved by a majority of the outstanding shares entitled to vote on the amendment in the event that the amendment is recommended to the shareholders by the applicable board of directors. However, the Regco articles of incorporation require approval by 66 2/3% of the outstanding shares entitled to vote for amendments to Articles V and XI of the Regco articles of incorporation. Article V relates to the number, term, election and removal of directors, and Article XI relates to the ability of shareholders to call special meetings.

         SPECIAL MEETINGS OF SHAREHOLDERS

         The Reliant Energy bylaws and the Regco articles of incorporation provide that a special meeting of the shareholders may be called by the Chairman of the Board, the Chief Executive Officer, the President or the Corporate Secretary of Reliant Energy or Regco, respectively, or their respective board of directors. The Reliant Energy bylaws also permit the holders of at least 10% of the shares outstanding and entitled to vote at a special meeting to call such meeting, while the Regco articles require at least 50% of the shares outstanding and entitled to vote at such meeting to do so.

         REMOVAL OF DIRECTORS

         The Reliant Energy bylaws provide that no director of Reliant Energy may be removed from office by vote or other action of the shareholders or otherwise except:

         o with cause by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of capital stock of Reliant Energy entitled to vote in the election of directors, voting together as a single class, or

         o without cause by (i) the affirmative vote of at least 80% of all directors then in office at any regular or special meeting of the Reliant Energy board of directors called for that purpose or (ii) the affirmative vote of the holders of at least 80% of the voting power of all outstanding shares of capital stock of Reliant Energy entitled to vote in the election of directors, voting together as a single class.

         The Regco articles of incorporation and bylaws provide that a director may be removed only for cause and in that event only by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of capital stock of Regco entitled to vote in the election of directors, voting together as a single class.

         INDEMNIFICATION OF OFFICERS AND DIRECTORS

         The Reliant Energy bylaws require Reliant Energy to provide indemnification and advancement of expenses to the fullest extent allowed by Texas law. The Regco bylaws require Regco to provide indemnification and advancement of expenses to the fullest extent allowed by Texas law, but only to directors and officers. The Regco bylaws further provide that the board of directors may, by adoption of a resolution, indemnify or advance expenses to any other person to the same extent as any officer or director.

         The Reliant Energy bylaws provide that Reliant Energy will indemnify a person who may not have been wholly successful in the proceeding against him, but who may have been successful on a particular matter within the proceeding. The Regco bylaws do not require that an indemnitee be successful in a proceeding or as to any other matter within a proceeding in order to be indemnified by Regco.

                                     EXPERTS

         Reliant Energy's consolidated financial statements as of December 31, 2000 and 1999, and for the years ended December 31, 2000, 1999 and 1998, incorporated in this joint proxy statement/prospectus by reference from Reliant Energy's Annual Report on Form 10-K for the year ended December 31, 2000 and Reliant Energy Regco's consolidated financial statements as of September 14, 2001 included in this joint proxy statement/prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, incorporated herein by reference or included herein and have been so incorporated or included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

         Baker Botts L.L.P., Houston, Texas, will pass on the validity of the shares of Regco common stock issued in connection with the merger and certain United States federal income taxation matters. James A. Baker III, a senior partner in the law firm of Baker Botts L.L.P., is currently a director of Reliant Energy and a beneficial owner of 5,000 shares of Reliant Energy common stock.

                          FUTURE SHAREHOLDER PROPOSALS

         Rule 14a-8 under the Securities Exchange Act of 1934 addresses when a company must include a shareholder's proposal in its proxy statement and identify the proposal in its form of proxy when the company holds an annual or special meeting of shareholders. In general, under Rule 14a-8 a proposal for a regularly scheduled annual meeting must be received at the company's principal executive offices not less than 120 calendar days before the date of the company's proxy statement released to shareholders in connection with the previous year's annual meeting or, if the company did not hold an annual meeting the previous year, a reasonable time before the company begins to print and mail its proxy materials. For a special meeting, the deadline is a reasonable time before the company begins to print and mail its proxy materials. In addition to complying with the applicable deadline, shareholder proposals must also be otherwise eligible for inclusion.

         Regco expects to maintain the same annual meeting schedule as Reliant Energy has followed in the past. Any shareholder who intends to present a proposal at the 2002 annual meeting of shareholders and who requests inclusion of the proposal in Regco's 2002 proxy statement and form of proxy in accordance with applicable SEC rules must file such proposal with Regco by December 3, 2001.

         Regco's bylaws also require advance notice of other proposals by shareholders to be presented for action at an annual meeting. In the case of the 2002 annual meeting, the required notice must be received by Regco's Corporate Secretary between November 3, 2001 and February 1, 2002. The bylaws require that the proposal must constitute a proper subject to be brought before the meeting and the notice must contain prescribed information, including a description of the proposal and the reasons for bringing it before the meeting, proof of the proponent's status as a shareholder and the number of shares held and a description of all arrangements and understandings between the proponent and anyone else in connection with the proposal. If the proposal is for an amendment of the bylaws, the notice must also include the text of the proposal and be accompanied by an opinion of counsel to the effect the proposal would not conflict with Regco's articles of incorporation or Texas law. A copy of the bylaws describing the requirements for notice of shareholder proposals may be obtained by writing Hugh Rice Kelly, Corporate Secretary, at Regco's address shown above.

         Regco's bylaws provide that a shareholder may nominate a director for election if the shareholder sends a notice to Regco's Corporate Secretary identifying any other person making the nomination with the shareholder and providing proof of shareholder status. This notice must be received at Regco's principal executive offices between November 3, 2001 and February 1, 2002. The shareholder also must provide the information about the nominee that would be required to be disclosed in the proxy statement. Regco is not required to include any shareholder-proposed nominee in the proxy statement. A copy of the bylaws describing the requirements for nomination of director candidates by shareholders may be obtained by writing Hugh Rice Kelly, Corporate Secretary, at Regco's address shown above.

                                 OTHER PROPOSALS

         The board of directors does not intend to bring any other matters before the meeting and has not been informed that any other matters are to be properly presented to the meeting by others. If other business is properly raised, your proxy card authorizes the people named as proxies to vote as they think best, unless authority to do so is withheld by you in your proxy.

                       WHERE YOU CAN FIND MORE INFORMATION

         Federal securities law requires Reliant Energy to file information with the SEC concerning its business and operations. Accordingly, Reliant Energy files annual, quarterly and special reports and other information with the SEC. Reliant Energy also files proxy statements with the SEC. You may read and copy any document Reliant Energy files at the SEC's public reference rooms located at 450 Fifth Street, N.W., Washington, D.C. 20549.

         Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These SEC filings are also available to the public on the SEC's web site at: http://www.sec.gov. Copies of these reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

         Regco has filed with the SEC a registration statement on Form S-4. This joint proxy statement/prospectus is a part of the registration statement and constitutes a prospectus of Regco for the Regco common stock to be issued to Reliant Energy's shareholders in the merger. As allowed by the SEC rules, this joint proxy statement/prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. For further information with respect to Regco and the Regco common stock, you should consult the registration statement and its exhibits. Statements contained in this joint proxy statement/prospectus concerning the provisions of any documents are summaries of those documents, and we refer you to the document filed with the SEC for additional information. The registration statement and any of its amendments, including exhibits filed as a part of the registration statement or an amendment to the registration statement, are available for inspection and copying as described above.

         SEC rules and regulations permit us to "incorporate by reference" the information Reliant Energy files with the SEC. This means that we can disclose important information to you by referring you to the other information Reliant Energy has filed with the SEC. The information that we incorporate by reference is considered to be part of this joint proxy statement/prospectus. Information that Reliant Energy files later with the SEC will automatically update and supersede this information.

         We incorporate by reference the documents listed below and any filings Reliant Energy will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 following the date of this document, but prior to the date of the shareholder meeting:

         o the Annual Report on Form 10-K of Reliant Energy for the year ended December 31, 2000,

         o the Quarterly Reports on Form 10-Q of Reliant Energy for the periods ended March 31, 2001 and June 30, 2001,

         o the Current Report on Form 8-K of Reliant Energy dated September 12, 2001, and

         o the Proxy Statement, dated April 2, 2001, for the Annual Meeting of Shareholders held on May 2, 2001.

         You can request a free copy of the above filings or any filings subsequently incorporated by reference into this joint proxy statement/prospectus by writing or calling:


    Reliant Energy, Incorporated
    Investor Services Department, Suite 4468
    P.O. Box 4505
    Houston, Texas 77210
    Telephone: (800) 231-6406 or (713) 207-3060


         In order to ensure timely delivery of these documents, you should make
such request by               , 2001.

         Neither Regco nor Reliant Energy has authorized anyone to give any information or make any representation about the merger or about the respective companies that differs from or adds to the information in this joint proxy statement/prospectus or in the documents that Reliant Energy files publicly with the SEC. Therefore, you should not rely upon any information that differs from or is in addition to the information contained in this joint proxy statement/prospectus or in the documents that Reliant Energy files publicly with the SEC.

         If you live in a jurisdiction where it is unlawful to offer to exchange or sell, to ask for offers to exchange or buy, or to ask for proxies regarding the securities offered by this joint proxy statement/prospectus, or if you are a person to whom it is unlawful to direct such activities, the offer presented by this joint proxy statement/prospectus is not extended to you.

         The information contained in this joint proxy statement/prospectus speaks only as of the date on the cover, unless the information specifically indicates that another date applies.

                         INDEX TO FINANCIAL STATEMENT OF

                   RELIANT ENERGY REGCO, INC. AND SUBSIDIARIES

Independent Auditors' Report....................................................................................F-2

Consolidated Balance Sheet as of September 14, 2001.............................................................F-3

Note to Consolidated Balance Sheet..............................................................................F-4

                          INDEPENDENT AUDITORS' REPORT

To the Stockholder of
Reliant Energy Regco, Inc.
Houston, Texas

     We have audited the accompanying consolidated balance sheet of Reliant Energy Regco, Inc. and its subsidiaries (the Company), a wholly owned subsidiary of Reliant Energy, Incorporated (Reliant Energy) as of September 14, 2001. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated balance sheet presents fairly, in all material respects, the financial position of the Company as of September 14, 2001, in conformity with accounting principles generally accepted in the United States of America.


Deloitte & Touche LLP
Houston, Texas
September 14, 2001

                   RELIANT ENERGY REGCO, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                               SEPTEMBER 14, 2001


ASSETS
  Cash.........................................................................................    $        3,000
                                                                                                 -------------------
        Total assets...........................................................................    $        3,000
                                                                                                 ===================

LIABILITIES AND STOCKHOLDER'S EQUITY
  Stockholder's Equity
    Preferred stock, no par value, 20,000,000 shares authorized, none issued and outstanding...    $           --
    Common stock, no par value, 1,000,000,000 shares authorized, 1,000 shares issued and
      outstanding .............................................................................             1,000
    Additional paid in capital.................................................................             2,000
                                                                                                 -------------------
      Total stockholder's equity...............................................................             3,000
                                                                                                 -------------------
        Total liabilities and stockholder's equity.............................................    $        3,000
                                                                                                 ===================

              See Note to the Company's Consolidated Balance Sheet

                   RELIANT ENERGY REGCO, INC. AND SUBSIDIARIES

                       NOTE TO CONSOLIDATED BALANCE SHEET

(1)  BASIS OF PRESENTATION

     On August 31, 2001, Reliant Energy, Incorporated (Reliant Energy) formed a new corporation, Reliant Energy Regco, Inc., a Texas corporation, to become its holding company. Reliant Energy Regco, Inc. is a direct wholly owned subsidiary of Reliant Energy. On September 10, 2001, Reliant Energy Regco, Inc. formed a new wholly owned subsidiary named Utility Holding LLC as a Delaware limited liability company. On September 12, 2001, Utility Holding LLC formed a new wholly owned subsidiary named Reliant Energy MergerCo, Inc. (MergerCo) as a Texas corporation. To create the holding company structure, Reliant Energy will merge with MergerCo. Reliant Energy Regco, Inc. has 1,020,000,000 authorized shares, comprised of 1,000,000,000 shares of no par value common stock and 20,000,000 shares of no par value preferred stock.

     The merger is the mechanical step necessary for Reliant Energy to become a subsidiary of the new holding company in order to comply with regulatory legislation related to the deregulation of the Texas electric industry. Upon completion of the merger, Reliant Energy and Reliant Energy's subsidiaries will be indirect subsidiaries of Reliant Energy Regco, Inc. Reliant Energy Regco, Inc. has not, to date, conducted any activities other than those incident to its formation and the matters contemplated by the merger agreement. Accordingly, statements of consolidated operations, stockholder's equity and cash flows would not provide meaningful information and have been omitted. Upon the merger, Reliant Energy Regco, Inc. will adopt the accounting policies of Reliant Energy.

                                                                         ANNEX A


                          AGREEMENT AND PLAN OF MERGER

                  THIS AGREEMENT AND PLAN OF MERGER ("Agreement") is made as of ___________ __, 2001, by and among Reliant Energy, Incorporated, a Texas corporation ("REI"), Reliant Energy MergerCo, Inc., a Texas corporation ("MergerCo"), and Reliant Energy Regco, Inc., a Texas corporation ("Regco").

                  WHEREAS, REI has authorized capital consisting of (i) 700,000,000 shares of common stock, without par value ("REI Common Stock"), of which _______ shares were issued and outstanding as of the date hereof and ___________ shares were held as treasury stock ("REI Treasury Stock"); (ii) 10,000,000 shares of preferred stock, without par value ("REI Preferred Stock"), of which 97,397 shares are issued and outstanding; (iii) 10,000,000 shares of preference stock, without par value ("REI Preference Stock"), of which 50,810 shares (consisting of four separate series) are issued and outstanding; and

                  WHEREAS, Regco has authorized capital consisting of 1,000,000,000 shares of common stock, without par value ("Regco Common Stock"), of which 1,000 shares are issued and outstanding and are owned beneficially and of record by REI, and 20,000,000 shares of preferred stock, without par value ("Regco Preferred Stock"), of which no shares are issued and outstanding; and

                  WHEREAS, MergerCo has authorized capital consisting of 1,000 shares of common stock, without par value ("MergerCo Common Stock"), of which 100 shares are issued and outstanding and are owned beneficially and of record by Utility Holding LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Regco ("Utility LLC"); and

                  WHEREAS, the Boards of Directors of the respective parties hereto deem it advisable and in the best interests of their respective shareholders to merge MergerCo with and into REI with REI being the surviving corporation (the "Merger"), for the purpose and with the effect of establishing Regco as the indirect parent corporation of REI in a transaction intended to qualify for tax-free treatment; and

                  WHEREAS, REI, Regco and MergerCo desire to make certain covenants and agreements in connection with the Merger and to prescribe various conditions to the Merger; and

                  NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements contained herein, the parties agree as follows:

                                   ARTICLE 1

                                   THE MERGER

                  1.1 The Merger; Effective Time of the Merger. Upon the terms and subject to the conditions of this Agreement at the Effective Time, MergerCo shall be merged with and into REI in accordance with the Texas Business Corporation Act (the "TBCA"). As soon as practicable at or after the closing of the Merger (the "Closing"), articles of merger, prepared and executed in accordance with the relevant provisions of the TBCA, with respect to the Merger (the "Articles of Merger") shall be filed with the Secretary of State of the State of Texas. The Articles of Merger shall state that the Merger is to become effective immediately upon filing of the Articles of Merger with the Secretary of State of the State of Texas or, if agreed to by REI, Regco and MergerCo, at such time thereafter as is provided in the Articles of Merger. The Merger shall become effective at the time of the issuance of the certificate of merger with respect to the Merger by the Secretary of State of the State of Texas or, if a later effective time was provided in the Articles of Merger, such later time (the "Effective Time").

                  1.2 Closing. The Closing shall take place at 10:00 a.m. on a date to be specified by the parties, which shall be as soon as practicable after satisfaction (or waiver in accordance with this Agreement) of the latest to occur of the conditions set forth in Article 3 (the "Closing Date"), at the offices of Baker Botts L.L.P., 910 Louisiana, Houston, Texas 77002, unless another date or place is agreed to in writing by the parties.

                  1.3 Effects of the Merger.

                  (a) At the Effective Time: (i) MergerCo shall be merged with and into REI, the separate existence of MergerCo shall cease and REI shall continue as the surviving corporation (REI is sometimes referred to herein as the "Surviving Corporation"); (ii) the Articles of Incorporation of REI as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation; and (iii) the Bylaws of REI as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation.

                  (b) The directors and officers of MergerCo at the Effective Time shall, from and after the Effective Time, be the initial directors and officers of the Surviving Corporation and shall serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and Bylaws.

                  (c) The Merger shall have the effects set forth in this
         Section 1.3 and the applicable provisions of the TBCA.

                                   ARTICLE 2

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

                  2.1 Effect of Merger on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of REI, Regco and MergerCo:

                  (a) Cancellation of Regco Common Stock. Each share of Regco Common Stock issued and outstanding immediately prior to the Effective Time shall be canceled and retired and shall cease to exist and no consideration shall be delivered or deliverable in exchange therefor.

                  (b) Exchange of MergerCo Common Stock. Each share of MergerCo Common Stock issued and outstanding immediately prior to the Effective Time shall be automatically converted into one share of common stock, without par value, of the Surviving Corporation.

                  (c) Exchange of REI Common Stock. Each share of REI Common Stock issued and outstanding immediately prior to the Effective Time shall be automatically converted into one share of Regco Common Stock, together with the corresponding number of associated rights ("Regco Stock Purchase Rights") to purchase one one-thousandth of a share of Series A Preferred Stock, without par value, of Regco ("Regco Series A Preferred Stock") pursuant to a Rights Agreement between Regco and __________________, as Rights Agent (the " Regco Rights Agreement"). All references in this Agreement to the Regco Common Stock to be received pursuant to the Merger shall be deemed to include the associated Regco Stock Purchase Rights. The Rights Agreement (the "REI Rights Agreement"), dated as of July 11, 1990 and amended and restated as of August 6, 1997, between REI and Chase Bank of Texas, National Association ("Chase"), as Rights Agent and the rights issued thereunder associated with the REI Common Stock ("REI Stock Purchase Rights") shall be terminated. All shares of REI Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect to stock of the Surviving Corporation, and their sole rights shall be with respect to the Regco Common Stock into and for which their shares of REI Common Stock shall have been converted in the Merger.

                  (d) Treatment of REI Restricted Shares. Each share of REI Common Stock previously awarded as a restricted share award under one of REI's employee benefit plans, whether awarded by stock certificate or by bookkeeping entry, shall automatically and without any action on the part of the holder thereof be converted into one share of Regco Common Stock subject to the same conditions and restrictions as applicable to the restricted share award immediately prior to the Effective Time.

                  (e) Treatment of REI Common Stock Held in the Investor's Choice Plan. Each share of REI Common Stock held in the Reliant Energy, Incorporated Investor's Choice Plan (the "Investor's Choice Plan") shall automatically be converted into one share of Regco Common Stock at the Effective Time.

                  (f) Treatment of REI Stock Options. Each unexpired option to purchase REI Common Stock that is outstanding at the Effective Time (an "REI Stock Option"), whether or not exercisable, shall automatically and without any action on the part of the holder thereof be converted into an option to purchase the number of shares of Regco Common Stock equal to the number of shares of REI Common Stock that could be purchased under such REI Stock Option at a price per share of Regco Common Stock equal to the per share exercise price of such REI Stock Option.

                  (g) REI Preference Stock Unchanged. Each share of REI Preference Stock issued and outstanding immediately prior to the Effective Time shall not be converted or otherwise affected by the Merger and shall remain outstanding after the Merger.

                  (h) REI Treasury Stock. Each share of REI Treasury Stock issued immediately prior to the Effective Time shall be canceled.

                  2.2 Exchange of REI Common Stock Certificates. Following the Effective Time, each outstanding certificate which, prior to the Effective Time, represented REI Common Stock shall be deemed and treated for all purposes to represent the ownership of the same number of shares of Regco Common Stock as though a surrender or transfer and exchange had taken place. Each holder of an outstanding certificate or certificates which, prior to the Effective Time, represented shares of REI Common Stock may, but shall not be required to, surrender the same to Regco for cancellation or transfer, and each such holder or transferee will be entitled to receive certificates representing the same number of shares of Regco Common Stock as the shares of REI Common Stock previously represented by the stock certificates surrendered. The stock transfer books for the REI Common Stock shall be deemed to be closed at the Effective Time and no transfer of outstanding shares of REI Common Stock shall thereafter be made on such books, but when certificates that formerly represented shares of REI Common Stock are duly presented to Regco or its transfer agent for exchange or transfer, Regco will cause to be issued in respect thereof certificates representing an equal number of shares of Regco Common Stock.

                                   ARTICLE 3

                            CONDITIONS TO THE MERGER

                  Completion of the Merger is subject to the satisfaction of the following conditions:

                  3.1 Shareholder Approval. The principal terms of this Agreement and the transactions provided for herein shall have been approved by holders of common stock of each of REI and MergerCo as and to the extent required by their respective Articles of Incorporation and the TBCA.

                  3.2 Regco Common Stock Listed. The Regco Common Stock to be issued and to be reserved for issuance pursuant to the Merger shall have been approved for listing, upon official notice of issuance, by the New York Stock Exchange and the Chicago Stock Exchange.

                  3.3 Tax Opinion. There shall have been delivered an opinion of tax counsel to the effect that none of Regco, REI and the holders of REI Common Stock will recognize taxable gain or loss as a result of the Merger.

                  3.4 Regulatory Approvals. All authorizations by and approvals of any governmental or public authority or agency deemed necessary or advisable by the Board of Directors of REI in connection with the Merger and other related transactions shall have been obtained, shall be in full force and effect, shall not have been revoked and shall be legally sufficient to authorize the transactions contemplated by this Agreement.

                  3.5 Other Approvals or Waivers. All third party consents or waivers deemed necessary or advisable by the Board of Directors of REI in connection with the Merger and other related transactions shall have been obtained.

                  3.6 Redemption of REI Preferred Stock. REI will have redeemed the 97,397 outstanding shares of REI Preferred Stock.

                  3.7 Registration Statement. A registration statement under the Securities Act of 1933 relating to the Regco Common Stock to be issued and reserved for issuance in connection with the Merger shall have become effective and shall not be the subject of any stop order or proceedings seeking a stop order.

                  3.8 IRS Rulings. REI will have received favorable rulings from the IRS to the effect that: (a) Regco's proposed distribution (the "Distribution") of the stock of Reliant Resources, Inc. currently owned by REI will be tax free to Regco and its shareholders and (b) the formation of the holding company and the Distribution will not negatively impact the tax treatment of REI's nuclear decommissioning trust.

                                   ARTICLE 4

                            AMENDMENT AND TERMINATION

                  4.1 Amendment. REI and Regco, by mutual consent of their respective Boards of Directors, may amend, modify or supplement this Agreement in such manner as may be agreed upon by them in writing at any time before or after approval of this Agreement by the holders of REI Common Stock (as provided in Section 3.1 above); provided, however, that no such amendment, modification or supplement shall, if agreed to after such approval by the holders of REI Common Stock, materially and adversely affect the rights of the holders of REI Common Stock.

                  4.2 Termination. This Agreement may be terminated and the Merger and other transactions provided for by this Agreement may be abandoned at any time, whether before or after approval of this Agreement by the holders of REI Common Stock, by action of the Board of Directors of REI if such Board of Directors determines for any reason that the completion of the transactions provided for herein would for any reason be inadvisable or not in the best interests of REI or its shareholders. The parties hereto, and any officers or directors thereof, shall not have liability to any person, including, without limitation, any shareholder of REI, in the event of such termination.

                                   ARTICLE 5

                              ADDITIONAL AGREEMENTS

                  5.1 Assumption of Plans.

                  (a) Investors Choice Plan. At the Effective Time, Regco will succeed to and assume responsibility for the Investor's Choice Plan.

                  (b) Stock Based Employee Benefit Plans. At the Effective Time, Regco will succeed to and assume responsibility for the Reliant Energy Incorporated Savings Plan, the Reliant Energy Incorporated Business Unit Performance Share Plan, the Reliant Energy Incorporated and Subsidiaries Common Stock Participation Plan for Designated New Employees and Non-Officer Employees, the Houston Industries Incorporated Stock Plan for Outside Directors, the 1994 Houston Industries Incorporated Long-Term Incentive Compensation Plan, the Houston Industries Incorporated Long-Term Incentive Compensation Plan (Established Effective as of January 1, 1989), the NorAm Energy Corp. 1994 Incentive Equity Plan and the Long Term Incentive Plan of Reliant Energy, Incorporated (collectively referred to as the "Stock Based Plans"); and, by virtue of the Merger and without any action on the part of the holder thereof, each right or option under the Stock Based Plans to purchase or receive shares of REI Common Stock granted and outstanding immediately prior to the Effective Time shall be converted into and become a right or option to purchase or receive an equivalent number of shares of Regco Common Stock at the same price per share, and/or upon the same terms and subject to the same conditions and restrictions, as applicable, immediately prior to the Effective Time under the relevant right or option.

                  Regco will reserve, for purposes of the Stock Based Plans, a number of shares of Regco Common Stock equivalent to the number of shares of REI Common Stock reserved by REI for such purposes immediately prior to the Effective Time.

                  (c) Other Benefit Plans. At the Effective Time, Regco will succeed to and assume responsibility for all other benefit- and employment-related plans, programs, contracts and agreements maintained by REI as in effect immediately prior to the Effective Time.

                  5.2 Assumption of Indebtedness. As of the Effective Time:

                  (a) Regco and REI will execute and deliver an assumption agreement pursuant to which Regco will assume all of REI's obligations under REI's installment payment obligations relating to $1.4 billion of Pollution Control Bonds issued by various governmental authorities on behalf of REI and

                  (b) Regco, REI and the Trustees under (i) the Subordinated Indenture dated as of September 1, 1999, between REI and Chase, as Trustee, (ii) the Indenture dated as of April 1, 1991, between Houston Industries Incorporated and The Bank of New York Trust Company of Florida, as Trustee, (iii) the Collateral Trust Indenture dated September 1, 1988, between REI (formerly known as Houston Lighting & Power Company ("HL&P")) and Chase (as successor to Texas Commerce Bank, National Association), as Trustee, (iv) the Junior Subordinated Indenture dated as of February 15, 1999, between REI and The Bank of New York, as Trustee, and (v) the Junior Subordinated Indenture dated February 1, 1997 between REI (formerly known as HL&P) and The Bank of New York, as Trustee, will execute and deliver supplemental indentures pursuant to which Regco will assume all of REI's obligations under, and will become the primary obligor with respect to (i) $1 billion 2.0% Zero-Premium Exchangeable Subordinated Notes due 2029, (ii) $100 million of Debentures with an interest rate of 7.875%, (iii) $350 million of Medium-Term Notes with interest rates ranging from 6.5% to 8.15%, (iv) the Junior Subordinated Debentures related to and REI's guarantees of $375 million of 7.20% trust preferred securities issued by REI Trust I, $250 million of 8.125% trust preferred securities issued by HL&P Capital Trust I and $100 million of 8.257% capital securities issued by HL&P Capital Trust II.

                  5.3 Preferred Share Purchase Rights.

                  (a) Amendment of REI Rights Agreement. Prior to the Effective Time, REI will use its best efforts to enter into an amendment to the REI Rights Agreement to preclude the Merger from triggering a distribution of rights under the REI Rights Agreement and provide that the REI Stock Purchase Rights shall expire upon the consummation of the Merger.

                  (b) Adoption of Regco Rights Agreement. Prior to the Effective Time, Regco will adopt the Regco Rights Agreement, which will be substantially similar in form and substance to the REI Rights Agreement.

                  (c) Capitalization. Prior to the Effective Time, Regco will designate shares of Regco Series A Preferred Stock having terms and provisions substantially similar to, and a number of shares identical to, those of REI's Series A Preference Stock.

                  5.4 Election of Directors. Effective immediately prior to the Effective Time, REI, in its capacity as the sole shareholder of Regco, will elect each person who is then a member of the board of directors of REI as a director of Regco (and to be the only directors of Regco) in the classes indicated below, each of whom shall serve until the annual meeting of shareholders of Regco at which his or her term expires and until his successor shall have been elected and qualified:

         CLASS I                                     CLASS III
         James A. Baker, III                         Milton Carroll
         Richard E. Balzhiser, Ph. D.                John T. Cater
         O. Holcombe Crosswell                       R. Steve Letbetter

         CLASS II
         Robert J. Cruikshank
         T. Milton Honea
         Laree E. Perez

                  5.5 Amendment of REI Bylaws. Prior to the Effective Time, REI will use its best efforts to amend Section 1 of Article III of the Amended and Restated Bylaws of REI to provide that all current directors of REI will remain eligible to serve as directors of REI after the Merger.

                  5.6 Listing of Regco Common Stock. Regco will use its best efforts to obtain, at or before the Effective Time, authorization to list, upon official notice of issuance, on the New York Stock Exchange and the Chicago Stock Exchange Regco Common Stock issuable pursuant to the Merger and Regco Stock Purchase Rights issuable in conjunction therewith.

                  5.7 Redemption of REI Preferred Stock. Prior to the Effective Time, REI will redeem the 97,397 outstanding shares of REI Preferred Stock at a redemption price of approximately $10,226,685 plus accrued and unpaid dividends to the date fixed for redemption.

                  5.8 Conversion. Immediately after the Effective Time, REI will use its best efforts to convert to a limited liability company under Texas law.

                  5.9 Approval of MergerCo Shareholder. Regco covenants and agrees that it will, as sole member of Utility LLC, cause Utility LLC, as sole shareholder of MergerCo, to vote all shares of common stock of MergerCo owned by Utility LLC to approve this Agreement.

                                   ARTICLE 6

                                 MISCELLANEOUS

                  6.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

                  IN WITNESS WHEREOF, REI, Regco and MergerCo have each caused this Agreement and Plan of Merger to be executed by their respective officers thereunto authorized, all as of the date first written above.


                          RELIANT ENERGY, INCORPORATED,
                          a Texas corporation


                          By:
                             ----------------------------------------------
                          Name:
                               --------------------------------------------
                          Its:
                              ---------------------------------------------



                          RELIANT ENERGY REGCO, INC.
                          a Texas corporation


                          By:
                             ----------------------------------------------
                          Name:
                               --------------------------------------------
                          Its:
                              ---------------------------------------------



                          RELIANT ENERGY MERGERCO, INC.,
                          a Texas corporation


                          By:
                             ----------------------------------------------
                          Name:
                               --------------------------------------------
                          Its:
                              ---------------------------------------------

                                                                         ANNEX B

                            ARTICLES OF INCORPORATION

                                       OF

                           RELIANT ENERGY REGCO, INC.


                                   ARTICLE I

                  The name of this corporation is Reliant Energy Regco, Inc.

                                   ARTICLE II

                  The purpose or purposes for which the corporation is incorporated is the transaction of all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                                  ARTICLE III

                  The street address of the corporation's initial registered office is 1111 Louisiana, Houston, Texas 77002 and the name of its initial registered agent at such address is Rufus S. Scott.

                                   ARTICLE IV

                  The period of duration of the corporation is perpetual.

                                   ARTICLE V

                  (a) Number, Election and Terms of Directors. The number of directors of the corporation shall be such number as determined from time to time by a majority of the board of directors. From and after the first date (the "Public Status Date") as of which the corporation has a class or series of capital stock registered under the Securities Exchange Act of 1934, as amended, the directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall be as nearly equal in number of directors as possible. The initial terms of office of the directors of Class I shall expire at the first annual meeting of shareholders following the Public Status Date, of Class II shall expire at the second annual meeting of shareholders following the Public Status Date and of Class III shall expire at the third annual meeting of shareholders following the Public Status Date. At each annual meeting the number of directors equal to the number constituting the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting.

                  The number of directors constituting the initial board of directors is one, and the name and address of the person who is to serve as director until the first annual meeting of shareholders or until his successor is elected and qualified is:

                  Name                               Address

                  Stephen W. Naeve                   1111 Louisiana
                                                     Houston, Texas 77002

                  (b) Removal of Directors. No director of the corporation shall be removed from his office as a director by vote or other action of the shareholders or otherwise except for cause, as defined below, and then only by the affirmative vote of the holders of at least a majority of voting power of all outstanding shares of capital stock of the corporation entitled to vote in the election of directors, voting together as a single class at a meeting of shareholders expressly called for that purpose.

                  Except as may otherwise be provided by law, cause for removal of a director shall be construed to exist only if: (a) the director whose removal is proposed has been convicted, or where a director is granted immunity to testify where another has been convicted, of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; (b) such director has been found by the affirmative vote of at least 80% of all directors then in office at any regular or special meeting of the Board of Directors called for that purpose or by a court of competent jurisdiction to have been negligent or guilty of misconduct in the performance of his duties to the corporation in a matter of substantial importance to the corporation; or (c) such director has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his ability as a director of the corporation.

                  Notwithstanding the first paragraph of this Section (b), whenever holders of outstanding shares of Preferred Stock are entitled to elect members of the Board of Directors pursuant to the provisions established by the Board of Directors with respect to any series of Preferred Stock pursuant to Division A of Article VII of these Articles of Incorporation of the corporation, any director of the corporation so elected may be removed in accordance with the provisions established by the Board of Directors with respect to such Preferred Stock.

                  (c) Newly Created Directorships and Vacancies. Newly created directorships resulting from any increase in the number of directors may be filled by the affirmative vote of a majority of the directors then in office for a term of office continuing only until the next election of one or more directors by the shareholders entitled to vote thereon, or may be filled by election at an annual or special meeting of the shareholders called for that purpose; provided, however, that the Board of Directors shall not fill more than two such directorships during the period between two successive annual meetings of shareholders. Any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause may be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or may be filled by election at an annual or special meeting of the shareholders called for that purpose. Any director elected to fill any such vacancy shall hold office for the remainder of the full term of the director whose departure from the Board of Directors created the vacancy and until such newly elected director's successor shall have been duly elected and qualified.

                  Notwithstanding the foregoing paragraph of this Section (c), whenever holders of outstanding shares of Preferred Stock are entitled to elect members of the Board of Directors pursuant to the provisions established by the Board of Directors with respect to any series of Preferred Stock pursuant to Division A of Article VII of these Articles of Incorporation, any vacancy or vacancies resulting by reason of the death, resignation, disqualification or removal of any director or directors or any increase in the number of directors shall be filled in accordance with such provisions.

                  (d) Amendment of Article V. In addition to any other affirmative vote required by applicable law, this Article V may not be amended, modified or repealed except by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all outstanding shares of capital stock of the corporation generally entitled to vote in the election of directors, voting together as a single class.

                                   ARTICLE VI

                  The name and address of the incorporator is:

                  Name                            Address

                  Gerald M. Spedale               910 Louisiana, Suite 3100
                                                  Houston, Texas 77002-4995

                                  ARTICLE VII

                  The number of shares of the total authorized capital stock of the corporation is 720,000,000 shares, of which 20,000,000 shares are classified as Preferred Stock, without par value, and the balance of 700,000,000 shares are classified as Common Stock, without par value.

                  The descriptions of the different classes of capital stock of the corporation and the preferences, designations, relative rights, privileges and powers, and the restrictions, limitations and qualifications thereof, of said classes of stock are as follows:

                          DIVISION A -- PREFERRED STOCK

                  The shares of Preferred Stock may be divided into and issued in one or more series, the relative rights, powers and preferences of which series may vary in any and all respects. The Board of Directors or a duly appointed committee of the Board of Directors is expressly vested with the authority to fix, by resolution or resolutions adopted prior to and providing for the issuance of any shares of each particular series of Preferred Stock and incorporate in a statement of resolutions filed with the Secretary of State of the State of Texas, the designations, powers, preferences, rights, qualifications, limitations and restrictions thereof, of the shares of each series of Preferred Stock, to the extent not provided for in these Articles of Incorporation, and with the authority to increase or decrease the number of shares within each such series; provided, however, that the Board of Directors may not decrease the number of shares within a series of Preferred Stock below the number of shares within such series that is then issued. The authority of the Board of Directors and any duly appointed committee thereof with respect to fixing the designations, powers, preferences, rights, qualifications, limitations and restrictions of each such series of Preferred Stock shall include, but not be limited to, determination of the following:

                           (1) the distinctive designation and number of shares
                  of that series;

                           (2) the rate of dividends (or the method of
                  calculation thereof) payable with respect to shares of that series, the dates, terms and other conditions upon which such dividends shall be payable, and the relative rights of priority of such dividends to dividends payable on any other class or series of capital stock of the corporation;

                           (3) the nature of the dividend payable with respect
                  to shares of that series as cumulative, noncumulative or partially cumulative, and if cumulative or partially cumulative, from which date or dates and under what circumstances;

                           (4) whether shares of that series shall be subject to
                  redemption, and, if made subject to redemption, the times, prices, rates, adjustments and other terms and conditions of such redemption (including the manner of selecting shares of that series for redemption if fewer than all shares of such series are to be redeemed);

                           (5) the rights of the holders of shares of that
                  series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation (which rights may be different if such action is voluntary than if it is involuntary), including the relative rights of priority in such event as to the rights of the holders of any other class or series of capital stock of the corporation;

                           (6) the terms, amounts and other conditions of any
                  sinking or similar purchase or other fund provided for the purchase or redemption of shares of that series;

                           (7) whether shares of that series shall be
                  convertible into or exchangeable for shares of capital stock or other securities of the corporation or of any other corporation or entity, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

                           (8) the extent, if any, to which the holders of
                  shares of that series shall be entitled (in addition to any voting rights provided by law) to vote as a class or otherwise with respect to the election of directors or otherwise;

                           (9) the restrictions and conditions, if any, upon the
                  issue or reissue of any additional Preferred Stock ranking on a parity with or prior to shares of that series as to dividends or upon liquidation, dissolution or winding up;

                           (10) any other repurchase obligations of the
                  corporation, subject to any limitations of applicable law; and

                           (11) any other designations, powers, preferences,
                  rights, qualifications, limitations or restrictions of shares of that series.

                  Any of the designations, powers, preferences, rights, qualifications, limitations or restrictions of any series of Preferred Stock may be dependent on facts ascertainable outside these Articles of Incorporation, or outside the resolution or resolutions providing for the issue of such series of Preferred Stock adopted by the Board of Directors or a duly appointed committee thereof pursuant to authority expressly vested in it by these Articles of Incorporation. Except as applicable law or these Articles of Incorporation otherwise may require, the terms of any series of Preferred Stock may be amended without consent of the holders of any other series of Preferred Stock or any class of capital stock of the corporation.

                  The relative powers, preferences and rights of each series of Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time in the resolution or resolutions adopted pursuant to the authority granted in this Division A of this Article VII, and the consent, by class or series vote or otherwise, of holders of Preferred Stock of such of the series of Preferred Stock as are from time to time outstanding shall not be required for the issuance of any other series of Preferred Stock, whether or not the powers, preferences and rights of such other series shall be fixed as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them; provided, however, that the resolution or resolutions adopted with respect to any series of Preferred Stock may provide that the consent of holders of at least a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of shares of any or all other series of Preferred Stock.

                  Shares of any series of Preferred Stock shall have no voting rights except as required by law or as provided in the relative powers, preferences and rights of such series.

                           DIVISION B -- COMMON STOCK

         1. Dividends. Dividends may be paid on the Common Stock, as the Board of Directors shall from time to time determine, out of any assets of the corporation available for such dividends after full cumulative dividends on all outstanding shares of capital stock of all series ranking senior to the Common Stock in respect of dividends and liquidation rights (referred to in this Division B as "stock ranking senior to the Common Stock") have been paid, or declared and a sum sufficient for the payment thereof set apart, for all past quarterly dividend periods, and after or concurrently with making payment of or provision for dividends on the stock ranking senior to the Common Stock for the then current quarterly dividend period.

         2. Distribution of Assets. In the event of any liquidation, dissolution or winding up of the corporation, or any reduction or decrease of its capital stock resulting in a distribution of assets to the holders of its Common Stock, after there shall have been paid to or set aside for the holders of the stock ranking senior to the Common Stock the full preferential amounts to which they are respectively entitled, the holders of the Common Stock shall be entitled to receive, pro rata, all of the remaining assets of the corporation available for distribution to its shareholders. The Board of Directors, by vote of a majority of the members thereof, may distribute in kind to the holders of the Common Stock such remaining assets of the corporation, or may sell, transfer or otherwise dispose of all or any of the remaining property and assets of the corporation to any other corporation or other purchaser and receive payment therefor wholly or partly in cash or property, and/or in stock of any such corporation, and/or in obligations of such corporation or other purchaser, and may sell all or any part of the consideration received therefor and distribute the same or the proceeds thereof to the holders of the Common Stock.

         3. Voting Rights. Subject to the voting rights expressly conferred under prescribed conditions upon the stock ranking senior to the Common Stock, the holders of the Common Stock shall exclusively possess full voting power for the election of directors and for all other purposes.

           DIVISION C -- PROVISIONS APPLICABLE TO ALL CLASSES OF STOCK

         1. Preemptive Rights. No holder of any stock of the corporation shall be entitled as of right to purchase or subscribe for any part of any unissued or treasury stock of the corporation, or of any additional stock of any class, to be issued by reason of any increase of the authorized capital stock of the corporation, or to be issued from any unissued or additionally authorized stock, or of bonds, certificates of indebtedness, debentures or other securities convertible into stock of the corporation, but any such unissued or treasury stock, or any such additional authorized issue of new stock or securities convertible into stock, may be issued and disposed of by the Board of Directors to such persons, firms, corporations or associations, and upon such terms as the Board of Directors may, in its discretion, determine, without offering to the shareholders then of record, or any class of shareholders, any thereof, on the same terms or any terms.

         2. Votes Per Share. Any shareholder of the corporation having the right to vote at any meeting of the shareholders or of any class or series thereof, shall be entitled to one vote for each share of stock held by him, provided that no holder of Common Stock of the corporation shall be entitled to cumulate his votes for the election of one or more directors or for any other purpose.

                                  ARTICLE VIII

                  The corporation will not commence business until it has received for the issuance of its shares consideration of the value of one thousand dollars ($1,000), consisting of money, labor done or property actually received.

                                   ARTICLE IX

                  The Board of Directors shall have the power to alter, amend or repeal the Bylaws or adopt new Bylaws. Any alteration, amendment or repeal of the Bylaws or adoption of new Bylaws by the Board of Directors shall require the affirmative vote of at least 80% of all directors then in office at any regular or special meeting of the Board of Directors, subject to repeal or change by the affirmative vote of the holders of at least 80% of the voting power of all the shares of the corporation entitled to vote in the election of directors, voting together as a single class.

                                   ARTICLE X

                  A director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for any act or omission in the director's capacity as a director, except that this Article X does not eliminate or limit the liability of a director for:

                  (a) a breach of the director's duty of loyalty to the corporation or its shareholders;

                  (b) an act or omission not in good faith that constitutes a breach of duty of the director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;

                  (c) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of a director's office;

                  (d) an act or omission for which the liability of a director is expressly provided for by statute.

                  If the Texas Miscellaneous Corporation Laws Act or the Texas Business Corporation Act is amended, after approval of the foregoing paragraph by the shareholder or shareholders of the corporation entitled to vote thereon, to authorize action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by such statutes, as so amended. Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                                   ARTICLE XI

                  To the extent permitted by applicable law, and except as provided herein, the vote of shareholders required for approval of any action that is recommended to shareholders by the Board of Directors and for which applicable law requires a shareholder vote, including without limitation (1) any plan of merger, consolidation or exchange, (2) any disposition of assets, (3) any dissolution of the corporation, and (4) any amendment of these Articles of Incorporation, shall, if a greater vote of shareholders is provided for by the Texas Business Corporation Act or other applicable law, instead be the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon, unless any class or series of shares is entitled to vote as a class thereon, in which event the vote required shall be the affirmative vote of the holders of a majority of the outstanding shares within each class or series of shares entitled to vote thereon as a class and at least a majority of the outstanding shares otherwise entitled to vote thereon. The foregoing shall not apply to any action or shareholder vote authorized or required by any addition, amendment or modification to applicable law that becomes effective after the date of execution of these Articles of Incorporation if and to the extent a bylaw adopted by the Board of Directors or the shareholders so provides. Any repeal, amendment or modification of any such bylaw so adopted shall require the same vote of shareholders as would be required to approve the action or vote subject to such bylaw had the first sentence of this Article XI not applied to such action or vote.

                                  ARTICLE XII

                  (a) Special Meetings. Special meetings of the shareholders may be called by the Chairman of the Board, if there is one, the Chief Executive Officer, if there is one, the President, the Secretary or the Board of Directors. Subject to the provisions of the corporation's Bylaws governing special meetings, holders of not less than 50% of all of the shares of capital stock of the corporation outstanding and entitled to vote at such meeting may also call a special meeting of shareholders by furnishing the corporation a written request which states the purpose or purposes of the proposed meeting in the manner set forth in the Bylaws.

                  (b) Amendment of Article XII. In addition to any other affirmative vote required by applicable law, this Article XII may not be amended, modified or repealed except by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all outstanding shares of capital stock of the corporation generally entitled to vote in the election of directors, voting together as a single class.

                  IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation in his capacity as sole incorporator of the corporation this 31st day of August, 2001.


                                        /s/ GERALD M. SPEDALE
                                        ---------------------------------------
                                        Sole Incorporator

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                           RELIANT ENERGY REGCO, INC.

                  Pursuant to and in accordance with the provisions of Article
4.04 of the Texas Business Corporation Act, Reliant Energy Regco, Inc., a Texas corporation (the "Corporation") hereby adopts the following Articles of Amendment (the "Amendment") to its Articles of Incorporation (the "Articles of Incorporation"):

                                    ARTICLE I

                  The name of the Corporation is Reliant Energy Regco, Inc.

                                   ARTICLE II

         The following amendments to the Articles of Incorporation were adopted by the sole shareholder of the Corporation on September 7, 2001.

         The amendment to ARTICLE VII (1) increases the number of authorized shares of the Corporation's Common Stock from 720,000,000 to 1,020,000,000 shares and (2) increases the number of authorized shares of the Corporation's Common Stock from 700,000,000 to 1,000,000,000 shares.

         The amendment alters or changes ARTICLE VII of the Articles of Incorporation by deleting the first paragraph of ARTICLE VII in its entirety and replacing in lieu thereof the following:

                  "The number of shares of the total authorized capital stock of the corporation is 1,020,000,000 shares, of which 20,000,000 shares are classified as Preferred Stock, without par value, and the balance of 1,000,000,000 shares are classified as Common Stock, without par value."

         The amendment to ARTICLE IX clarifies the ability of the shareholders to amend the Bylaws of the Corporation.

         The amendment alters or changes ARTICLE IX of the Articles of Incorporation by deleting it in its entirety and replacing in lieu thereof the following:

                                   "ARTICLE IX

                  The Board of Directors shall have the power to alter, amend or repeal the Bylaws or adopt new Bylaws. Any alteration, amendment or repeal of the Bylaws or adoption of new Bylaws shall require: (1) the affirmative vote of at least 80% of all directors then in office at any regular or special meeting of the Board of Directors or (2) the affirmative vote of the holders of at least 80% of the voting power of all the shares of the corporation entitled to vote in the election of directors, voting together as a single class."

                                   ARTICLE III

                  The number of shares of the Corporation outstanding at the time of the adoption of the Amendment was 1,000 shares of Common Stock, without par value ("Common Stock"); and the number of shares entitled to vote thereon was 1,000 shares of Common Stock.

                                   ARTICLE IV

                  The holder of all of the shares of Common Stock outstanding and entitled to vote on the Amendment has signed a consent in writing adopting the Amendment.

                  IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be duly executed as of the 13th day of September, 2001.


                            RELIANT ENERGY REGCO, INC.


                            By:     /s/ RUFUS S. SCOTT
                               ---------------------------------------------
                                 Name:  Rufus S. Scott
                                      --------------------------------------
                                 Title: Vice President
                                       -------------------------------------

                                                                         ANNEX C

                                     BYLAWS

                                       OF

                           RELIANT ENERGY REGCO, INC.



                                   ARTICLE I

                                 CAPITAL STOCK

         SECTION 1. Share Ownership. Shares for the capital stock of the Company may be certificated or uncertificated. Owners of shares of the capital stock of the Company shall be recorded in the share transfer records of the Company and ownership of such shares shall be evidenced by a certificate or book entry notation in the share transfer records of the Company. Any certificates representing such shares shall be signed by the Chairman of the Board, if there is one, the Chief Executive Officer, if there is one, the President or a Vice President and either the Secretary or an Assistant Secretary and shall be sealed with the seal of the Company, which signatures and seal may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer at the date of its issuance.

         SECTION 2. Shareholders of Record. The Board of Directors of the Company may appoint one or more transfer agents or registrars of any class of stock of the Company. The Company may be its own transfer agent if so appointed by the Board of Directors. The Company shall be entitled to treat the holder of record of any shares of the Company as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or any rights deriving from such shares, on the part of any other person, including (but without limitation) a purchaser, assignee or transferee, unless and until such other person becomes the holder of record of such shares, whether or not the Company shall have either actual or constructive notice of the interest of such other person.

         SECTION 3. Transfer of Shares. The shares of the capital stock of the Company shall be transferable in the share transfer records of the Company by the holder of record thereof, or his duly authorized attorney or legal representative. All certificates representing shares surrendered for transfer, properly endorsed, shall be canceled and new certificates for a like number of shares shall be issued therefor. In the case of lost, stolen, destroyed or mutilated certificates representing shares for which the Company has been requested to issue new certificates, new certificates or other evidence of such new shares may be issued upon such conditions as may be required by the Board of Directors or the Secretary for the protection of the Company and any transfer agent or registrar. Uncertificated shares shall be transferred in the share transfer records of the Company upon the written instruction originated by the appropriate person to transfer the shares.

         SECTION 4. Shareholders of Record and Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution by the Company (other than a distribution involving a purchase or redemption by the Company of any of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose (other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting of shareholders), the Board of Directors may provide that the share transfer records shall be closed for a stated period of not more than 60 days, and in the case of a meeting of shareholders not less than ten days, immediately preceding the meeting, or it may fix in advance a record date for any such determination of shareholders, such date to be not more than 60 days, and in the case of a meeting of shareholders not less than ten days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the share transfer records are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Company of any of its own shares) or a share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as herein provided, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the share transfer records and the stated period of closing has expired.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

         SECTION 1. Place of Meetings. All meetings of shareholders shall be held at the registered office of the Company, in the City of Houston, Texas, or at such other place within or without the State of Texas as may be designated by the Board of Directors or officer calling the meeting.

         SECTION 2. Annual Meeting. The annual meeting of the shareholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors or as may otherwise be stated in the notice of the meeting. Failure to designate a time for the annual meeting or to hold the annual meeting at the designated time shall not work a dissolution of the Company.

         SECTION 3. Special Meetings. Special meetings of the shareholders may be called by the Chairman of the Board, if there is one, the Chief Executive Officer, if there is one, the President, the Secretary or the Board of Directors. Special meetings of shareholders shall be called by the President or the Secretary of the Company on the written request of the holders of shares of capital stock of the Company constituting at least the percentage of outstanding shares of capital stock of the Company entitled to vote at such meeting that the Articles of Incorporation (as Section 4 of this Article II defines that term) specify as the minimum percentage necessary to call a special meeting of the shareholders (or in the absence of such specification, the minimum percentage necessary to call a special meeting that the Texas Business Corporation Act, as amended (the "TBCA"), specifies). Such request shall (a) state the purpose or purposes of that meeting and the matters proposed to be acted on at that meeting, (b) the name and address, as they appear on the Company's books and records, of the shareholder proposing such business, (c) evidence reasonably satisfactory to the Secretary of the Company, of such shareholder's status as such and of the number of shares of each class of capital stock of the Company of which such shareholder is the beneficial owner, (d) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (e) a representation that such shareholder intends to appear in person or by proxy at the special meeting to bring such business before the meeting. Upon receipt of such request and any related notice required by these Bylaws, the Board of Directors shall set a date for the special meeting, set a record date in accordance with Section 4 of Article I, and shall cause an appropriate officer of the Company to give the notice required under Section 4 of this Article II. This Section 3 shall be subject to the rights, if any, of holders of any class or series of capital stock of the Company to call special meetings.

         SECTION 4. Notice of Meeting. Written or printed notice of all meetings stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called (which may include, in the case of any special meeting called at the written request of shareholders pursuant to the provisions of Section 3 of this Article II, any purpose or purposes (in addition to the purpose or purposes stated by the requesting shareholders pursuant to Section 3 of this Article II) as the Board of Directors may determine), shall be delivered not less than ten nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, if there is one, the Chief Executive Officer, if there is one, the President, the Secretary or the officer or person calling the meeting to each shareholder of record entitled to vote at such meetings . If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the share transfer records of the Company, with postage thereon prepaid.

         Any notice required to be given to any shareholder, under any provision of the TBCA, the Articles of Incorporation of the Company (as amended from time to time and including each statement respecting any class or series of preferred stock of the Company which has been filed by the Company in accordance with the provisions of Article 2.13 of the TBCA, the "Articles of Incorporation") or these Bylaws, need not be given to a shareholder if notice of two consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any, or all (but in no event less than two) payments (if sent by first class mail) of distributions or interest on securities during a 12-month period have been mailed to that person, addressed at his address as shown on the share transfer records of the Company, and have been returned undeliverable. Any action or meeting taken or held without notice to such person shall have the same force and effect as if the notice had been duly given. If such a person delivers to the Company a written notice setting forth his then current address, the requirement that notice be given to that person shall be reinstated.

         SECTION 5. Voting List. The officer or agent having charge of the share transfer records for shares of the Company shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Company and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share transfer records shall be prima facie evidence as to who are the shareholders entitled to examine such list or to vote at any meeting of shareholders. Failure to comply with any requirements of this Section 5 shall not affect the validity of any action taken at such meeting.

         SECTION 6. Voting; Proxies. Except as otherwise provided in the Articles of Incorporation or as otherwise provided in the TBCA, each holder of shares of capital stock of the Company entitled to vote shall be entitled to one vote for each share standing in his name on the records of the Company, either in person or by proxy executed in writing by him or by his duly authorized attorney-in-fact. A proxy shall be revocable unless expressly provided therein to be irrevocable and the proxy is coupled with an interest. At each election of directors, every holder of shares of the Company entitled to vote shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected, and for whose election he has a right to vote, but in no event shall he be permitted to cumulate his votes for one or more directors.

         SECTION 7. Quorum and Vote of Shareholders. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, the holders of a majority of shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders, but, if a quorum is not represented, a majority in interest of those represented may adjourn the meeting from time to time. Directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present. With respect to each matter other than the election of directors as to which no other voting requirement is specified by law, the Articles of Incorporation or in this
Section 7 or in Article VII of these Bylaws, the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at a meeting at which a quorum is present shall be the act of the shareholders. With respect to a matter submitted to a vote of the shareholders as to which a shareholder approval requirement is applicable under the shareholder approval policy of the New York Stock Exchange, Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any provision of the Internal Revenue Code, in each case for which no higher voting requirement is specified by law, the Articles of Incorporation or these Bylaws, the affirmative vote of the holders of a majority of the shares entitled to vote on, and voted for or against, that matter at a meeting at which a quorum is present shall be the act of the shareholders, provided that approval of such matter shall also be conditioned on any more restrictive requirement of such shareholder approval policy, Rule 16b-3 or Internal Revenue Code provision, as applicable, being satisfied. With respect to the approval of independent public accountants (if submitted for a vote of the shareholders), the affirmative vote of the holders of a majority of the shares entitled to vote on, and voted for or against, that matter at a meeting of shareholders at which a quorum is present shall be the act of the shareholders.

         SECTION 8. Presiding Officer and Conduct of Meetings. The Chairman of the Board, if there is one, or in his absence, the Chief Executive Officer, if there is one, or in his absence, the President shall preside at all meetings of the shareholders or, if such officers are not present at a meeting, by such other person as the Board of Directors shall designate or if no such person is designated by the Board of Directors, the most senior officer of the Company present at the meeting. The Secretary of the Company, if present, shall act as secretary of each meeting of shareholders; if he is not present at a meeting, then such person as may be designated by the presiding officer shall act as secretary of the meeting. Meetings of shareholders shall follow reasonable and fair procedure. Subject to the foregoing, the conduct of any meeting of shareholders and the determination of procedure and rules shall be within the absolute discretion of the officer presiding at such meeting (the "Chairman of the Meeting"), and there shall be no appeal from any ruling of the Chairman of the Meeting with respect to procedure or rules. Accordingly, in any meeting of shareholders or part thereof, the Chairman of the Meeting shall have the sole power to determine appropriate rules or to dispense with theretofore prevailing rules. Without limiting the foregoing, the following rules shall apply:

                  (a) If disorder should arise which prevents continuation of the legitimate business of meeting, the Chairman of the Meeting may announce the adjournment of the meeting; and upon so doing, the meeting shall be immediately adjourned.

                  (b) The Chairman of the Meeting may ask or require that anyone not a bona fide shareholder or proxy leave the meeting.

                  (c) A resolution or motion proposed by a shareholder shall only be considered for vote of the shareholders if it meets the criteria of Article II, Section 9 (Proper Business - Annual Meeting of Shareholders) or Article II, Section 10 (Proper Business - Special Meeting of Shareholders), as the case may be. The Chairman of the Meeting may propose any resolution or motion for vote of the shareholders.

                  (d) The order of business at all meetings of shareholders shall be determined by the Chairman of the Meeting.

                  (e) The Chairman of the Meeting may impose any reasonable limits with respect to participation in the meeting by shareholders, including, but not limited to, limits on the amount of time taken up by the remarks or questions of any shareholder, limits on the number of questions per shareholder and limits as to the subject matter and timing of questions and remarks by shareholders.

                  (f) Before any meeting of shareholders, the Board of Directors may appoint three persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the Chairman of the Meeting may, and on the request of any shareholder or a shareholder's proxy shall, appoint inspectors of election at the meeting of the shareholders and the number of such inspectors shall be three. If any person appointed as inspector fails to appear or fails or refuses to act, the Chairman of the Meeting may, and upon the request of any shareholder or a shareholder's proxy shall, appoint a person to fill such vacancy.

                  The duties of the inspectors shall be to:

                           (i) determine the number of shares outstanding and
                  the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies and ballots;

                           (ii) receive votes or ballots;

                           (iii) hear and determine all challenges and questions
                  in any way arising in connection with the vote;

                           (iv) count and tabulate all votes;

                           (v) report to the Board of Directors the results
                  based on the information assembled by the inspectors; and

                           (vi) do any other acts that may be proper to conduct
                  the election or vote with fairness to all shareholders.

                  Notwithstanding the foregoing, the final certification of the results of the election or other matter acted upon at a meeting of shareholders shall be made by the Board of Directors.

         All determinations of the Chairman of the Meeting shall be conclusive unless a matter is determined otherwise upon motion duly adopted by the affirmative vote of the holders of at least 80% of the voting power of the shares of capital stock of the Company entitled to vote in the election of directors held by shareholders present in person or represented by proxy at such meeting.

         SECTION 9. Proper Business - Annual Meeting of Shareholders. At any annual meeting of shareholders, only such business shall be conducted as shall be a proper subject for the meeting and shall have been properly brought before the meeting. To be properly brought before an annual meeting of shareholders, business (other than business relating to (i) any nomination or removal of directors, which are governed by Article III, Sections 2 and 8, or (ii) any alteration, amendment or repeal of the Bylaws or any adoption of new Bylaws, which is governed by Article VII hereof) must (a) be specified in the notice of such meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise be properly brought before the meeting by or at the direction of the Chairman of the Meeting or the Board of Directors (or any duly authorized committee thereof) or (c) otherwise (i) be properly requested to be brought before the meeting by a shareholder of record entitled to vote in the election of directors generally, in compliance with the provisions of this Section 9 and (ii) constitute a proper subject to be brought before such meeting. For business to be properly brought before an annual meeting of shareholders, any shareholder who intends to bring any matter (other than a matter relating to (i) any nomination or removal of directors, which are governed by Article III, Sections 2 and 8, or (ii) any alteration, amendment or repeal of the Bylaws or any adoption of new Bylaws, which is governed by Article VII hereof) before an annual meeting of shareholders and is entitled to vote on such matter must deliver written notice of such shareholder's intent to bring such matter before the annual meeting of shareholders, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company. Such notice must be received by the Secretary not less than 90 days nor more than 180 days prior to the date on which the immediately preceding year's annual meeting of shareholders was held. In no event shall the public disclosure of an adjournment of an annual meeting of shareholders commence a new time period for the giving of a shareholder's notice as described above.

         To be in proper written form, a shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting of shareholders (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Company's books and records, of the shareholder proposing such business, (c) evidence reasonably satisfactory to the Secretary of the Company, of such shareholder's status as such and of the number of shares of each class of capital stock of the Company of which such shareholder is the beneficial owner, (d) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (e) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. No business shall be conducted at an annual meeting of shareholders except in accordance with the procedures set forth in this Section 9. Beneficial ownership shall be determined in accordance with Rule 13d-3 under the Exchange Act. When used in these Bylaws, "person" has the meaning ascribed to such term in Section 2(a)(2) of the Securities Act of 1933, as amended, as the context may require.

         Within 30 days after such shareholder shall have submitted the aforesaid items, the Secretary or the Board of Directors of the Company shall determine whether the proposed business has been properly requested to be brought before the annual meeting of shareholders and shall notify such shareholder in writing of its determination. If such shareholder fails to submit a required item in the form or within the time indicated, or if the Secretary or the Board of Directors of the Company determines that the proposed business otherwise has not been properly requested, then such proposal by such shareholder shall not be voted upon by the shareholders of the Company at such annual meeting of shareholders. The Chairman of the Meeting shall, if the facts warrant, determine and declare to the meeting that a proposal made by a shareholder of the Company pursuant to this Section 9 was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and the defective proposal shall be disregarded.

         Nothing in this Section 9 shall be interpreted or construed to require the inclusion of information about any such proposal in any proxy statement distributed by, at the direction of, or on behalf of the Board of Directors or the Company.

         SECTION 10. Proper Business - Special Meeting of Shareholders. At any special meeting of shareholders, only such business shall be conducted as shall have been stated in the notice of such meeting or shall otherwise have been properly brought before the meeting by or at the direction of the Chairman of the Meeting or the Board of Directors (or any duly authorized committee thereof).

                                   ARTICLE III

                                    DIRECTORS

         SECTION 1. Classification of Board of Directors; Qualifications. (a) The business and affairs of the Company shall be managed by the Board of Directors.

         Each director elected by the holders of Preferred Stock pursuant to Division A of Article VII of the Articles of Incorporation (or elected by such directors to fill a vacancy) shall serve for a term ending upon the earlier of the election of his successor or the termination at any time of a right of the holders of Preferred Stock to elect members of the Board of Directors.

         At each annual election, the directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board of Directors shall designate one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of directors among the classes.

         Notwithstanding the rule that the three classes shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as a director of the class of which he or she is a member until the expiration of his or her current term, or his or her prior death, resignation, disqualification or removal. If any newly created directorship may, consistent with the rule that the three classes shall be as nearly equal in number of directors as possible, be allocated to any of the three classes, the Board of Directors shall allocate it to that available class whose term of office is due to expire at the earliest date following such allocation. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         (b) No person shall be eligible to serve as a director of the Company subsequent to the annual meeting of shareholders occurring on or after the first day of the month immediately following the month of such person's seventieth birthday. Any vacancy on the Board of Directors resulting from any director being rendered ineligible to serve as a director of the Company by the immediately preceding sentence shall be filled pursuant to the terms of the Articles of Incorporation.

         No person shall continue to serve as a member of the Board of Directors if the director ceases for any reason to hold the principal employment or position he or she held at the time first elected to the Board of Directors and does not secure a comparable employment or position, as determined in the sole judgment of the Board of Directors, within one year thereof.

         No person who is also an employee of the Company or one of its corporate affiliates shall continue to serve as a member of the Board of Directors after his or her retirement, termination or downward change in status in the Company, as determined in the sole judgment of the Board of Directors.

         The Board of Directors may waive any qualification set forth above in this Section 1(b) if it determines that the director has special skill, experience or distinction having value to the

Company that is not readily available or transferable. Any such waiver shall be made by a majority of the Board of Directors, excluding the director whose disqualification is being waived.

         No person shall be eligible for election or reelection or to continue to serve as a member of the Board of Directors who is an officer, director, agent, representative, partner, employee, or nominee of, or otherwise acting at the direction of, or acting in concert with, (a) a "public-utility company" (other than any direct or indirect subsidiary of the Company) as such term is defined in Section 2(a)(5) of the Public Utility Holding Company Act of 1935, as in effect on May 1, 1996 (35 Act), or (b) an "affiliate" (as defined in either
Section 2(a)(11) of the 35 Act or in Rule 405 under the Securities Act of 1933, as amended) of any such "public-utility company" specified in clause (a) immediately preceding.

         Any vacancies on the Board of Directors resulting from the disqualification of a director by virtue of the above qualifications may be filled pursuant to the terms of the Articles of Incorporation.

         The above qualifications and limitations notwithstanding, each director shall serve until his successor shall have been duly elected and qualified, unless he or she shall resign, become disqualified, disabled or shall otherwise be removed.

         SECTION 2. Nomination of Directors. Nominations for the election of directors may be made by the Board of Directors or by any shareholder (the "Nominator") entitled to vote in the election of directors. Such nominations, other than those made by the Board of Directors, shall be made in writing pursuant to timely notice delivered to or mailed and received by the Secretary of the Company as set forth in this Section 2. To be timely in connection with an annual meeting of shareholders, a Nominator's notice, setting forth the name and address of the person to be nominated, shall be delivered to or mailed and received at the principal executive offices of the Company not less than 90 days nor more than 180 days prior to the date on which the immediately preceding year's annual meeting of shareholders was held. To be timely in connection with any election of a director at a special meeting of the shareholders, a Nominator's notice, setting forth the name of the person to be nominated, shall be delivered to or mailed and received at the principal executive offices of the Company not less than 40 days nor more than 60 days prior to the date of such meeting; provided, however, that in the event that less than 47 days' notice or prior public disclosure of the date of the special meeting of the shareholders is given or made to the shareholders, the Nominator's notice to be timely must be so received not later than the close of business on the seventh day following the day on which such notice of date of the meeting was mailed or such public disclosure was made. At such time, the Nominator shall also submit written evidence, reasonably satisfactory to the Secretary of the Company, that the Nominator is a shareholder of the Company and shall identify in writing (a) the name and address of the Nominator, (b) the number of shares of each class of capital stock of the Company owned beneficially by the Nominator, (c) the name and address of each of the persons with whom the Nominator is acting in concert,
(d) the number of shares of capital stock beneficially owned by each such person with whom the Nominator is acting in concert, and (e) a description of all arrangements or understandings between the Nominator and each nominee and any other persons with whom the Nominator is acting in concert pursuant to which the nomination or nominations are to be made. At such time, the Nominator shall also submit in writing (i) the

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information with respect to each such proposed nominee that would be required to be provided in a proxy statement prepared in accordance with Regulation 14A under the Exchange Act and (ii) a notarized affidavit executed by each such proposed nominee to the effect that, if elected as a member of the Board of Directors, he will serve and that he is eligible for election as a member of the Board of Directors. Within 30 days (or such shorter time period that may exist prior to the date of the meeting) after the Nominator has submitted the aforesaid items to the Secretary of the Company, the Secretary of the Company shall determine whether the evidence of the Nominator's status as a shareholder submitted by the Nominator is reasonably satisfactory and shall notify the Nominator in writing of his determination. The failure of the Secretary of the Company to find such evidence reasonably satisfactory, or the failure of the Nominator to submit the requisite information in the form or within the time indicated, shall make the person to be nominated ineligible for nomination at the meeting at which such person is proposed to be nominated. The presiding person at each meeting of shareholders shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Beneficial ownership shall be determined in accordance with Rule 13d-3 under the Exchange Act.

         SECTION 3. Place of Meetings and Meetings by Telephone. Meetings of the Board of Directors may be held either within or without the State of Texas, at whatever place is specified by the officer calling the meeting. Meetings of the Board of Directors may also be held by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting by means of conference telephone or similar communications equipment shall constitute presence in person at such meeting, except where a director participates in a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. In the absence of specific designation by the officer calling the meeting, the meetings shall be held at the principal office of the Company.

         SECTION 4. Regular Meetings. The Board of Directors shall meet each year immediately following the annual meeting of the shareholders for the transaction of such business as may properly be brought before the meeting. The Board of Directors shall also meet regularly at such other times as shall be designated by the Board of Directors. No notice of any kind to either existing or newly elected members of the Board of Directors for such annual or regular meetings shall be necessary.

         SECTION 5. Special Meetings. Special meetings of the Board of Directors may be held at any time upon the call of the Chairman of the Board, if there is one, the Chief Executive Officer, if there is one, the President or the Secretary of the Company or a majority of the directors then in office. Notice shall be sent by mail, facsimile or telegram to the last known address of the director at least two days before the meeting, or oral notice may be substituted for such written notice if received not later than the day preceding such meeting. Notice of the time, place and purpose of such meeting may be waived in writing before or after such meeting, and shall be equivalent to the giving of notice. Attendance of a director at such meeting shall also constitute a waiver of notice thereof, except where he attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Except as otherwise provided by these Bylaws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         SECTION 6. Quorum and Voting. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, a majority of the number of directors fixed in the manner provided in these Bylaws as from time to time amended shall constitute a quorum for the transaction of business. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, the affirmative vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. Any regular or special directors' meeting may be adjourned from time to time by those present, whether a quorum is present or not.

         SECTION 7. Compensation. Directors shall receive such compensation for their services as shall be determined by the Board of Directors.

         SECTION 8. Removal. No proposal by a shareholder to remove a director of the Company, regardless of whether such director was elected by holders of outstanding shares of Preferred Stock (or elected by the directors to fill a vacancy), shall be voted upon at a meeting of the shareholders unless such shareholder shall have delivered or mailed in a timely manner (as set forth in this Section 8) and in writing to the Secretary of the Company (a) notice of such proposal, (b) a statement of the grounds, if any, on which such director is proposed to be removed, (c) evidence, reasonably satisfactory to the Secretary of the Company, of such shareholder's status as such and of the number of shares of each class of the capital stock of the Company beneficially owned by such shareholder, (d) a list of the names and addresses of other beneficial owners of shares of the capital stock of the Company, if any, with whom such shareholder is acting in concert, and of the number of shares of each class of the capital stock of the Company beneficially owned by each such beneficial owner, and (e) an opinion of counsel, which counsel and the form and substance of which opinion shall be reasonably satisfactory to the Board of Directors of the Company (excluding the director proposed to be removed), to the effect that, if adopted at a duly called special or annual meeting of the shareholders of the Company by the required vote as set forth in the Articles of Incorporation, such removal would not be in conflict with the laws of the State of Texas, the Articles of Incorporation or these Bylaws. To be timely in connection with an annual meeting of shareholders, a shareholder's notice and other aforesaid items shall be delivered to or mailed and received at the principal executive offices of the Company not less than 90 nor more than 180 days prior to the date on which the immediately preceding year's annual meeting of shareholders was held. To be timely in connection with the removal of any director at a special meeting of the shareholders, a shareholder's notice and other aforesaid items shall be delivered to or mailed and received at the principal executive offices of the Company not less than 40 days nor more than 60 days prior to the date of such meeting; provided, however, that in the event that less than 47 days' notice or prior public disclosure of the date of the special meeting of shareholders is given or made to the shareholders, the shareholder's notice and other aforesaid items to be timely must be so received not later than the close of business on the seventh day following the day on which such notice of date of the meeting was mailed or such public disclosure was made. Within 30 days (or such shorter period that may exist prior to the date of the meeting) after such shareholder shall have delivered the aforesaid items to the Secretary of the Company, the Secretary and the Board of Directors of the Company shall respectively determine whether the items to be ruled upon by them are reasonably satisfactory and shall notify such shareholder in writing of their respective determinations. If such shareholder fails to submit a required item in the form or within the time indicated, or if the Secretary or the Board of Directors of the Company determines that the items to be ruled upon by them are not reasonably satisfactory, then such proposal by such shareholder may not be voted upon by the shareholders of the Company at such meeting of shareholders. The presiding person at each meeting of shareholders shall, if the facts warrant, determine and declare to the meeting that a proposal to remove a director of the Company was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and the defective proposal shall be disregarded. Beneficial ownership shall be determined as specified in accordance with Rule 13d-3 under the Exchange Act.

         SECTION 9. Executive and Other Committees. The Board of Directors, by resolution or resolutions adopted by a majority of the full Board of Directors, may designate one or more members of the Board of Directors to constitute an Executive Committee, and one or more other committees, which shall in each case be comprised of such number of directors as the Board of Directors may determine from time to time. Subject to such restrictions as may be contained in the Articles of Incorporation or that may be imposed by the TBCA, any such committee shall have and may exercise such powers and authority of the Board of Directors in the management of the business and affairs of the Company as the Board of Directors may determine by resolution and specify in the respective resolutions appointing them, or as permitted by applicable law, including, without limitation, the power and authority to (a) authorize a distribution, (b) authorize the issuance of shares of the Company and (c) exercise the authority of the Board of Directors vested in it pursuant to Article 2.13 of the TBCA or such successor statute as may be in effect from time to time. Each duly-authorized action taken with respect to a given matter by any such duly-appointed committee of the Board of Directors shall have the same force and effect as the action of the full Board of Directors and shall constitute for all purposes the action of the full Board of Directors with respect to such matter.

         The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law, nor shall such committee function where action of the Board of Directors cannot be delegated to a committee thereof under applicable law. The Board of Directors shall have the power at any time to change the membership of any such committee and to fill vacancies in it. A majority of the members of any such committee shall constitute a quorum. The Board of Directors shall name a chairman at the time it designates members to a committee. Each such committee shall appoint such subcommittees and assistants as it may deem necessary. Except as otherwise provided by the Board of Directors, meetings of any committee shall be conducted in accordance with the provisions of Sections 4 and 6 of this Article III as the same shall from time to time be amended. Any member of any such committee elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of a member of a committee shall not of itself create contract rights.

                                   ARTICLE IV

                                    OFFICERS

         SECTION 1. Officers. The officers of the Company shall consist of a President and a Secretary and such other officers and agents as the Board of Directors may from time to time elect or appoint. The Board of Directors may delegate to the Chairman of the Board and/or the Chief Executive Officer the authority to appoint and remove additional officers and agents of the Company. Each officer shall hold office until his successor shall have been duly elected or appointed and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any two or more offices may be held by the same person. Except for the Chairman of the Board, if any, no officer need be a director.

         SECTION 2. Vacancies; Removal. Whenever any vacancies shall occur in any office by death, resignation, increase in the number of offices of the Company, or otherwise, the officer so elected shall hold office until his successor is chosen and qualified. Any officer of the Company may be removed at any time by the Board of Directors, whenever in its judgment the best interests of the Company will be served thereby, or, except in the case of an officer chosen by the Board of Directors, by the Chairman of the Board and/or the Chief Executive Officer on whom the power of removal is conferred by the Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

         SECTION 3. Powers and Duties of Officers. The officers of the Company shall have such powers and duties as generally pertain to their offices as well as such powers and duties as from time to time shall be conferred by the Board of Directors.

                                    ARTICLE V

                                 INDEMNIFICATION

         SECTION 1. General. The Company shall indemnify and hold harmless the Indemnitee (as this and all other capitalized words are defined in this Article V or in Article 2.02-1 of the TBCA), to the fullest extent permitted, or not prohibited, by the TBCA or other applicable law as the same exists or may hereafter be amended (but in the case of any such amendment, with respect to Matters occurring before such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment). The provisions set forth below in this Article V are provided as means of furtherance and implementation of, and not in limitation on, the obligation expressed in this
Section 1.

         SECTION 2. Advancement or Reimbursement of Expenses. The rights of the Indemnitee provided under Section 1 of this Article V shall include, but not be limited to, the right to be indemnified and to have Expenses advanced (including the payment of expenses before final disposition of a Proceeding) in all Proceedings to the fullest extent permitted, or not prohibited, by the TBCA or other applicable law. In addition, to the extent the Indemnitee is, by reason of his Corporate Status, a witness or otherwise participates in any Proceeding at a time when he is not named a defendant or respondent in the Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. The Indemnitee shall be advanced Expenses, within ten days after any request for such advancement, to the fullest extent permitted, or not prohibited, by Article 2.02-1 of the TBCA; provided that the Indemnitee has provided to the Company all affirmations, acknowledgments, representations and undertakings that may be required of the Indemnitee by Article 2.02-1 of the TBCA.

         SECTION 3. Request for Indemnification. To obtain indemnification, the Indemnitee shall submit to the Secretary of the Company a written claim or request. Such written claim or request shall contain sufficient information to reasonably inform the Company about the nature and extent of the indemnification or advance sought by the Indemnitee. The Secretary of the Company shall promptly advise the Board of Directors of such request.

         SECTION 4. Determination of Request. Upon written request to the Company by an Indemnitee for indemnification pursuant to these Bylaws, a determination, if required by applicable law, with respect to an Indemnitee's entitlement thereto shall be made in accordance with Article 2.02-1 of the TBCA; provided, however, that notwithstanding the foregoing, if a Change in Control shall have occurred, such determination shall be made by a Special Legal Counsel selected by the Board of Directors, unless the Indemnitee shall request that such determination be made in accordance with Article 2.02-1F (1) or (2). If entitlement to indemnification is to be determined by a Special Legal Counsel, the Company shall furnish notice to the Indemnitee within ten days after receipt of the claim of or request for indemnification, specifying the identity and address of the Special Legal Counsel. The Indemnitee may, within fourteen days after receipt of such written notice of selection, deliver to the Company a written objection to such selection. Such objection may be asserted only on the ground that the Special Legal Counsel selected does not meet the requirements of a Special Legal Counsel as defined in Section 10 of this Article V, and the objection shall set forth with particularity the factual basis for that assertion. If there is an objection to the selection of the Special Legal Counsel, either the Company or the Indemnitee may petition the Court for a determination that the objection is without a reasonable basis and/or for the appointment of a Special Legal Counsel selected by the Court. The Company shall pay any and all reasonable fees and expenses of the Special Legal Counsel incurred in connection with any such determination. If a Change in Control shall have occurred, the Indemnitee shall be presumed (except as otherwise expressly provided in this Article) to be entitled to indemnification under this Article V upon submission of a request to the Company for indemnification, and thereafter the Company shall have the burden of proof in overcoming that presumption in reaching a determination contrary to that presumption. The presumption shall be used by the Special Legal Counsel, or such other person or persons determining entitlement to indemnification, as a basis for a determination of entitlement to indemnification unless the Company provides information sufficient to overcome such presumption by clear and convincing evidence or the investigation, review and analysis of the Special Legal Counsel or such other person or persons convinces him or them by clear and convincing evidence that the presumption should not apply.

         SECTION 5. Effect of Certain Proceedings. The termination of any Proceeding or of any Matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Article V) of itself adversely affect the right of the Indemnitee to indemnification or create a presumption that (a) the Indemnitee did not conduct himself in good faith and in a manner which he reasonably believed, in the case of conduct in his official capacity as a director of the Company, to be in the best interests of the Company, or, in all other cases, that at least his conduct was not opposed to the Company's best interests, or (b) with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his conduct was unlawful.

         SECTION 6. Expenses of Enforcement of Article. In the event that an Indemnitee, pursuant to this Article V, seeks a judicial adjudication to enforce his rights under, or to recover damages for breach of, rights created under or pursuant to this Article V, the Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses actually and reasonably incurred by him in such judicial adjudication but only if he prevails therein. If it shall be determined in said judicial adjudication that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Expenses incurred by the Indemnitee in connection with such judicial adjudication shall be reasonably prorated in good faith by counsel for the Indemnitee. Notwithstanding the foregoing, if a Change in Control shall have occurred, the Indemnitee shall be entitled to indemnification under this Section 6 regardless of whether indemnitee ultimately prevails in such judicial adjudication.

         SECTION 7. Nonexclusive Rights. The rights of indemnification and to receive advancement of Expenses as provided by this Article V shall not be deemed exclusive of any other rights to which the Indemnitee may at any time be entitled under applicable law, the Articles of Incorporation, these Bylaws, agreement, insurance, arrangement, a vote of shareholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Article V or any provision thereof shall be effective as to any Indemnitee for acts, events and circumstances that occurred, in whole or in part, before such amendment, alteration or repeal. The provisions of this Article V shall continue as to an Indemnitee whose Corporate Status has ceased and shall inure to the benefit of his heirs, executors and administrators.

         SECTION 8. Invalidity. If any provision or provisions of this Article V shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; and, to the fullest extent possible, the provisions of this Article V shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

         SECTION 9. Indemnification of Other Persons. The Company may, by adoption of a resolution of the Board of Directors, indemnify and advance expenses to any other person who is, or is threatened to be made, a witness in or a party to any Proceeding as described in Section 1 or Section 2 of this
Article V by reason of that person's Corporate Status to the same extent and subject to the same conditions (or to a lesser extent and/or with other conditions as the Board of Directors may determine) under which it may indemnify and advance expenses to an Indemnitee under this Article V.

         SECTION 10. Definitions. For purposes of this Article V:

                  "Change of Control" means a change in control of the Company occurring after the date of adoption of these Bylaws in any of the following circumstances: (a) there shall have occurred an event required to be reported in response to
         Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement; (b) any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation or other entity owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, shall have become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding voting securities without prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person attaining such percentage interest;
         (c) the Company is a party to a merger, consolidation, share exchange, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; (d) during any fifteen-month period, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

                  "Corporate Status" describes the status of a person as a director, officer, partner, venturer, proprietor, trustee, employee (including an employee acting in his Designated Professional Capacity), or agent or similar functionary of the Company or of any other foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise which such person is or was serving in such capacity at the request of the Company. The Company hereby acknowledges that unless and until the Company provides the Indemnitee with written notice to the contrary, the Indemnitee's service as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of an Affiliate of the Company shall be conclusively presumed to be at the Company's request. An Affiliate of the Company shall be deemed to be
         (a) any foreign or domestic corporation in which the Company owns or controls, directly or indirectly, 5% or more of the shares entitled to be voted in the election of directors of such corporation; (b) any foreign or domestic partnership, joint venture, proprietorship or other enterprise in which the Company owns or controls, directly or indirectly, 5% or more of the revenue interests in such partnership, joint venture, proprietorship or other enterprise; or (c) any trust or employee benefit plan the beneficiaries of which include the Company, any Affiliate of the Company as defined in the foregoing clauses (a) and (b) or any of the directors, officers, partners, venturers, proprietors, employees, agents or similar functionaries of the Company or of such Affiliates of the Company.

                  "Expenses" shall include all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

                  "Indemnitee" includes any officer or director of the Company who is, or is threatened to be made, a witness in or a party to any Proceeding as described in Section 1 or Section 2 of this Article V by reason of his Corporate Status.

                  "Matter" is a claim, a material issue, or a substantial request for relief.

                  "Proceeding" includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution proceeding, investigation, administrative hearing and any other proceeding, whether civil, criminal, administrative, investigative or other, any appeal in such action, suit, arbitration, proceeding or hearing, or any inquiry or investigation, whether conducted by or on behalf of the Company, a subsidiary of the Company or any other party, formal or informal, that the Indemnitee in good faith believes might lead to the institution of any such action, suit, arbitration, proceeding, investigation or hearing, except one initiated by an Indemnitee pursuant to Section 6 of this Article V.

                  "Special Legal Counsel" means a law firm, or member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the five years previous to his selection or appointment has been, retained to represent: (a) the Company or the Indemnitee in any matter material to either such party; (b) any other party to the Proceeding giving rise to a claim for indemnification hereunder; or (c) the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding voting securities. Notwithstanding the foregoing, the term "Special Legal Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee's rights to indemnification under these Bylaws.

                  For the purposes of this Article V, an employee acting in his "Designated Professional Capacity" shall include, but not be limited to, a physician, nurse, psychologist or therapist, registered surveyor, registered engineer, registered architect, attorney, certified public accountant or other person who renders such professional services within the course and scope of his employment, who is licensed by appropriate regulatory authorities to practice such profession and who, while acting in the course of such employment, committed or is alleged to have committed any negligent acts, errors or omissions in rendering such professional services at the request of the Company or pursuant to his employment (including, without limitation, rendering written or oral opinions to third parties).

         SECTION 11. Notice. Any communication required or permitted to the Company under this Article V shall be addressed to the Secretary of the Company and any such communication to the Indemnitee shall be addressed to the Indemnitee's home address unless he specifies otherwise and shall be personally delivered or delivered by overnight mail or courier delivery.

         SECTION 12. Insurance and Self-Insurance Arrangements. The Company may procure or maintain insurance or other similar arrangements, at its expense, to protect itself and any Indemnitee against any expense, liability or loss asserted against or incurred by such person, incurred by him in such a capacity or arising out of his Corporate Status as such a person, whether or not the Company would have the power to indemnify such person against such expense or liability. In considering the cost and availability of such insurance, the Company (through the exercise of the business judgment of its directors and officers) may, from time to time, purchase insurance which provides for any and all of (a) deductibles, (b) limits on payments required to be made by the insurer, or (c) coverage which may not be as comprehensive as that previously included in insurance purchased by the Company. The purchase of insurance with deductibles, limits on payments and coverage exclusions will be deemed to be in the best interest of the Company but may not be in the best interest of certain of the persons covered thereby. As to the Company, purchasing insurance with deductibles, limits on payments, and coverage exclusions is similar to the Company's practice of self-insurance in other areas. In order to protect the Indemnitees who would otherwise be more fully or entirely covered under such policies, the Company shall indemnify and hold each of them harmless as provided in Section 1 or Section 2 of this Article V, without regard to whether the Company would otherwise be entitled to indemnify such officer or director under the other provisions of this Article, or under any law, agreement, vote of shareholders or directors or other arrangement, to the extent (i) of such deductibles, (ii) of amounts exceeding payments required to be made by an insurer or (iii) that prior policies of officer's and director's liability insurance held by the Company or its predecessors would have provided for payment to such officer or director. Notwithstanding the foregoing provision of this Section 12, no Indemnitee shall be entitled to indemnification for the results of such person's conduct that is intentionally adverse to the interests of the Company. This Section 12 is authorized by Section 2.02-1(R) of the TBCA as in effect on August 31, 2001, and further is intended to establish an arrangement of self-insurance pursuant to that section.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

         SECTION 1. Offices. The principal office of the Company shall be located in Houston, Texas, unless and until changed by resolution of the Board of Directors. The Company may also have offices at such other places as the Board of Directors may designate from time to time, or as the business of the Company may require. The principal office and registered office may be, but need not be, the same.

         SECTION 2. Resignations. Any director or officer may resign at any time. Such resignations shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the Chairman of the Board, if there is one, the Chief Executive Officer, if there is one, the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

         SECTION 3. Seal. The Corporate Seal shall be circular in form, shall have inscribed thereon the name of the Company and may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

         SECTION 4. Separability. If one or more of the provisions of these Bylaws shall be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision hereof and these Bylaws shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

                                   ARTICLE VII

                               AMENDMENT OF BYLAWS

         SECTION 1. Vote Requirements. The Board of Directors shall have the power to alter, amend or repeal the Bylaws or adopt new Bylaws. Any alteration, amendment or repeal of the Bylaws or adoption of new Bylaws shall require: (1) the affirmative vote of at least 80% of all directors then in office at any regular or special meeting of the Board of Directors or (2) the affirmative vote of the holders of at least 80% of the voting power of all the shares of the corporation entitled to vote in the election of directors, voting together as a single class.

         SECTION 2. Shareholder Proposals. No proposal by a shareholder made pursuant to Article IX of the Articles of Incorporation and Section 1 of this
Article VII may be voted upon at an annual meeting of shareholders unless such shareholder shall have delivered or mailed in a timely manner (as set forth in this Section 2) and in writing to the Secretary of the Company (a) notice of such proposal and the text of the proposed alteration, amendment or repeal, (b) evidence reasonably satisfactory to the Secretary of the Company, of such shareholder's status as such and of the number of shares of each class of capital stock of the Company of which such shareholder is the beneficial owner,
(c) a list of the names and addresses of other beneficial owners of shares of the capital stock of the Company, if any, with whom such shareholder is acting in concert, and the number of shares of each class of capital stock of the Company beneficially owned by each such beneficial owner and (d) an opinion of counsel, which counsel and the form and substance of which opinion shall be reasonably satisfactory to the Board of Directors of the Company, to the effect that the Bylaws (if any) resulting from the adoption of such proposal would not be in conflict with the Articles of Incorporation or the laws of the State of Texas. To be timely in connection with an annual meeting of shareholders, a shareholder's notice and other aforesaid items shall be delivered to or mailed and received at the principal executive offices of the Company not less than 90 nor more than 180 days prior to the date on which the immediately preceding year's annual meeting of shareholders was held. In no event shall the public disclosure of an adjournment of an annual meeting of shareholders commence a new time period for the giving of a shareholder's notice as described above.

         Within 30 days after such shareholder shall have submitted the aforesaid items, the Secretary or the Board of Directors of the Company shall determine whether the items to be ruled upon by them are reasonably satisfactory and shall notify such shareholder in writing of its determination. If such shareholder fails to submit a required item in the form or within the time indicated, or if the Secretary or the Board of Directors of the Company determines that the items to be ruled upon by them are not reasonably satisfactory, then such proposal by such shareholder may not be voted upon by the shareholders of the Company at such annual meeting of shareholders. The Chairman of the Meeting shall, if the facts warrant, determine and declare to the meeting that a proposal by a shareholder of the Company made pursuant to Article IX of the Articles of Incorporation and Section 1 of this Article VII was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and the defective proposal shall be disregarded. Beneficial ownership shall be determined in accordance with Rule 13d-3 under the Exchange Act.

         Nothing in this Section 2 shall be interpreted or construed to require the inclusion of information about any such proposal in any proxy statement distributed by, at the direction of, or on behalf of the Board of Directors or the Company.

         No proposal by a shareholder made pursuant to Article IX of the Articles of Incorporation and Section 1 of this Article VII shall be voted upon at a special meeting of shareholders unless such proposal has been stated in the notice of such special meeting or shall otherwise have been properly brought before the meeting by or at the direction of the Chairman of the Meeting or the Board of Directors (or any duly authorized committee thereof).

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article 2.02.A.(16) and Article 2.02-1 of the Texas Business Corporation Act and Article V of the Company's Bylaws provide the Company with broad powers and authority to indemnify its directors and officers and to purchase and maintain insurance for such purposes. Pursuant to such statutory and Bylaw provisions, the Company has purchased insurance against certain costs of indemnification that may be incurred by it and by its officers and directors.

         Additionally, Article X of the Company's Articles of Incorporation provides that a director of the Company is not liable to the Company or its shareholders for monetary damages for any act or omission in the director's capacity as director, except that Article X does not eliminate or limit the liability of a director for (i) any breach of such director's duty of loyalty to the Company or its shareholders, (ii) any act or omission not in good faith that constitutes a breach of duty of such director to the Company or an act or omission that involves intentional misconduct or a knowing violation of law,
(iii) a transaction from which such director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, or (iv) an act or omission for which the liability of a director is expressly provided for by statute.

         Article X also provides that any subsequent amendments to Texas statutes that further limit the liability of directors will inure to the benefit of the directors, without any further action by shareholders. Any repeal or modification of Article X shall not adversely affect any right of protection of a director of the Company existing at the time of the repeal or modification.


ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         (a)      Exhibits.

    EXHIBIT NO.                          EXHIBIT

         2 Form of Agreement and Plan of Merger, dated ____________ __, 2001, by and among Reliant Energy, Incorporated, Reliant Energy Regco, Inc. and Reliant Energy MergerCo, Inc. (included as Annex A to the Joint Proxy Statement/Prospectus contained in Part I of this Registration Statement).

         3.1 Articles of Incorporation of Reliant Energy Regco, Inc. (included as Annex B to the Joint Proxy Statement/Prospectus contained in Part I of this Registration Statement).

         3.2 Articles of Amendment to Articles of Incorporation of Reliant Energy Regco, Inc. (included as Annex B to the Joint Proxy Statement/Prospectus contained in Part I of this Registration Statement).

         3.3 Bylaws of Reliant Energy Regco, Inc. (included as Annex C to the Joint Proxy Statement/Prospectus contained in Part I of this Registration Statement).

         3.3* Form of Statement of Resolution Establishing Series of Shares designated Series A Preferred Stock of Reliant Energy Regco, Inc.

         4.1*     Form of Rights Agreement.

         5* Opinion of Baker Botts L.L.P. regarding the validity of the shares of common stock of Reliant Energy Regco, Inc. to be issued in connection with the Agreement and Plan of Merger.

         8* Opinion of Baker Botts L.L.P. regarding the federal income tax consequences of the Agreement and Plan of Merger.

         23.1     Consent of Deloitte & Touche LLP.

         23.2*    Consent of Baker Botts L.L.P. (included in Exhibits 5 and 8).

         24       Powers of Attorney (included on the signature page).

         99.1     Form of Reliant Energy, Incorporated Proxy.

         99.2     Consent of James A. Baker, III

         99.3     Consent of Richard E. Balzhiser, Ph.D.

         99.4     Consent of Milton Carroll

         99.5     Consent of John T. Cater

         99.6     Consent of O. Holcombe Crosswell

         99.7     Consent of Robert J. Cruikshank

         99.8     Consent of T. Milton Honea

         99.9     Consent of Laree E. Perez

         99.10    Consent of David M. McClanahan

         99.11    Consent of Scott E. Rozzell

         99.12    Consent of Gary L. Whitlock

         99.13    Consent of James S. Brian

         ----------

         *To be filed by amendment.

         (b)      Financial Statement Schedules.

                  Not Applicable.


ITEM 22. UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (a) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (b) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form;

         (c)      that every prospectus (i) that is filed pursuant to paragraph
                  (b) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (d) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request; and

         (e) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 14, 2001.


                        RELIANT ENERGY REGCO, INC.


                        By: /s/ R. STEVE LETBETTER
                            -------------------------------------------------
                            R. Steve Letbetter
                            Chairman, President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints R. Steve Letbetter and Stephen W. Naeve, and each of them severally, his true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place and stead, in any and all capacities, any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying, approving and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


           SIGNATURE                                 TITLE                           DATE
           ---------                                 -----                           ----


/s/ R. STEVE LETBETTER                Chairman, President, Chief Executive      September 14, 2001
-------------------------------            Officer and Sole Director
R. Steve Letbetter                       (Principal Executive Officer)

/s/ STEPHEN W. NAEVE                   Vice Chairman and Chief Financial        September 14, 2001
-------------------------------                     Officer
Stephen W. Naeve                         (Principal Financial Officer)

/s/ MARY P. RICCARDELLO                 Senior Vice President and Chief         September 14, 2001
-------------------------------                Accounting Officer
Mary P. Ricciardello                     (Principal Accounting Officer)

    EXHIBIT
    NUMBER                            DESCRIPTION
    ------                            -----------

         2        Form of Agreement and Plan of Merger, dated ____________ __,
                  2001, by and among Reliant Energy, Incorporated, Reliant
                  Energy Regco, Inc. and Reliant Energy MergerCo, Inc. (included as Annex A to the Joint Proxy Statement/Prospectus contained in Part I of this Registration Statement).

         3.1      Articles of Incorporation of Reliant Energy Regco, Inc.
                  (included as Annex B to the Joint Proxy Statement/Prospectus contained in Part I of this Registration Statement).

         3.2      Articles of Amendment to Articles of Incorporation of Reliant
                  Energy Regco, Inc. (included as Annex B to the Joint Proxy
                  Statement/Prospectus contained in Part I of this Registration
                  Statement).

         3.3 Bylaws of Reliant Energy Regco, Inc. (included as Annex C to the Joint Proxy Statement/Prospectus contained in Part I of this Registration Statement).

         3.3* Form of Statement of Resolution Establishing Series of Shares designated Series A Preferred Stock of Reliant Energy Regco,
                  Inc.

         4.1*     Form of Rights Agreement.

         5* Opinion of Baker Botts L.L.P. regarding the validity of the shares of common stock of Reliant Energy Regco, Inc. to be issued in connection with the Agreement and Plan of Merger.

         8* Opinion of Baker Botts L.L.P. regarding the federal income tax consequences of the Agreement and Plan of Merger.

         23.1     Consent of Deloitte & Touche LLP.

         23.2*    Consent of Baker Botts L.L.P. (included in Exhibits 5 and 8).

         24       Powers of Attorney (included on the signature page).

         99.1     Form of Reliant Energy, Incorporated Proxy.

         99.2     Consent of James A. Baker, III

         99.3     Consent of Richard E. Balzhiser, Ph.D.

         99.4     Consent of Milton Carroll

         99.5     Consent of John T. Cater

         99.6     Consent of O. Holcombe Crosswell

         99.7     Consent of Robert J. Cruikshank

         99.8     Consent of T. Milton Honea

         99.9     Consent of Laree E. Perez

         99.10    Consent of David M. McClanahan

         99.11    Consent of Scott E. Rozzell

         99.12    Consent of Gary L. Whitlock

         99.13    Consent of James S. Brian

         ----------
         *To be filed by amendment.